Exhibit 1.2

ROYAL BANK OF CANADA

Programme for the Issuance
of Covered Bonds
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership
(a limited partnership formed under the laws of Ontario)

AMENDED AND RESTATED
DEALERSHIP AGREEMENT

Dated as of
July 25, 2013

McCarthy Tétrault LLP
London/Toronto

Norton Rose Fulbright Canada LLP
London/Toronto

TABLE OF CONTENTS

THIS DEALERSHIP AGREEMENT was made on the 25th day of October, 2007, was amended and restated as of the 31st day of October, 2008,  the 25th day of March, 2010 and the 6th day of April, 2013 and is further amended and restated as of the 25th day of July, 2013.

_______________________________

BETWEEN

(1)
Royal Bank of Canada (in its capacity as issuer of Covered Bonds, the “Issuer” and as a seller of Loans under the Mortgage Sale Agreement, a “Seller”, the Issuer and Seller being collectively herein referred to as “RBC”);

(2)
RBC Covered Bond Guarantor Limited Partnership (a limited partnership formed under the laws of Ontario) (acting in its capacity as a guarantor as to payments of interest and principal under the Covered Bonds, the “Guarantor LP”) by its managing general partner, RBC Covered Bond GP Inc.; and

(3)
RBC Europe Limited and RBC Capital Markets, LLC (the “Dealers”), which expression shall include any institution(s) appointed as a Dealer in accordance with subclause 7.01(b), and save as specified herein, exclude any institution(s) whose appointment as a Dealer has been terminated in accordance with subclause 7.01(a), provided that where any such institution has been appointed as Dealer in relation to a particular Tranche (as defined below) the expression “Dealer” or “Dealers” shall only mean or include such institution in relation to such Tranche.

WHEREAS

(A)       The Issuer has established a programme (the “Programme”) for the issuance of covered bonds (the “Covered Bonds”), unconditionally and irrevocably guaranteed by the Guarantor LP, in connection with which Programme it has entered into the Agency Agreement referred to below.

(B)       In relation to the Programme, the Issuer has prepared the Registration Document and the Base Prospectus (each as defined below) and may from time to time prepare other prospectuses or offering documents for the issuance of Covered Bonds under the Programme, including the U.S. Prospectus and the Canadian Prospectus (each as defined below).

(C)       RBC Europe Limited (then Royal Bank of Canada Europe Limited), Barclays Bank PLC, BNP Paribas, London Branch and Commerzbank Aktiengesellschaft entered into a dealership agreement dated October 25, 2007 (the “2007 Dealership Agreement”) to record the arrangements agreed between them in relation to the sale by the Issuer and the purchase by certain Dealers from time to time of Covered Bonds.

(D)       In connection with the renewal of the Programme on October 31, 2008, the parties to the 2007 Dealership Agreement entered into an amended and restated dealership agreement dated as of October 31, 2008 (the “2008 Dealership Agreement”) and in connection with the renewal of the Programme on March 26, 2010, the parties to the 2008 Dealership Agreement and RBC Capital Markets, LLC (formerly RBC Capital Markets Corporation) entered into an amended and restated dealership agreement dated as of March 26, 2010, which was amended and restated as of April 6, 2011 (the “2011 Dealership Agreement”).

(E)       Pursuant to and in accordance with an underwriting agreement dated July 16, 2013 (the “U.S. Underwriting Agreement”), the Issuer nominated certain U.S. dealers to be Dealers generally in respect of the Programme.

(F)       In connection with the renewal of the Programme on 25 July, 2013, the Issuer has terminated Barclays Bank PLC, BNP Paribas, London Branch and Commerzbank Aktiengesellschaft as Dealers and the remaining parties to the 2011 Dealership Agreement desire to amend and restate in its entirety the terms of the 2011 Dealership Agreement by entering into this amended and restated dealership agreement.

(G)       Covered Bonds may be issued on a listed or unlisted basis.  The Issuer has made applications to the UK Listing Authority (as defined below) for Covered Bonds issued under the Programme pursuant to the Base Prospectus to be admitted to the Official List (as defined below) and to the London Stock Exchange plc (the “London Stock Exchange”) for such Covered Bonds to be admitted to trading on the London Stock Exchange’s Main Market (the “Market”).

(H)       Covered Bonds to be issued under the Programme shall be offered pursuant to an Offering Document (as defined below).

IT IS AGREED as follows:

Section 1.	Definitions

1.01	For the purposes of this Agreement:

“Agency Agreement” means the amended and restated issuing and paying agency agreement dated 25 July, 2013 made between the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent, the other Paying Agents, the Exchange Agent, the Calculation Agent, the Transfer Agent and the Registrar, as the same may be amended, supplemented or replaced from time to time;

this “Agreement” means this agreement, including the Schedules attached hereto and any amendment or supplement hereto (including any confirmation or agreement whereby an institution becomes a Dealer hereunder given or executed pursuant to subclause 7.01(b)) and the expressions “herein” and  “hereto” shall be construed accordingly;

“Agreement Date” means each date on which the Issuer and the Guarantor LP conclude a Relevant Agreement which, where the Issuer and the Guarantor LP enter into an agreement in substantially the form or based on the form set out in Schedule 7 with such Dealer(s) shall be the execution date of such agreement and in all other cases shall be the date of the applicable Terms Document;

“Annual Report” means the most recently published annual report of the Issuer, which includes the audited consolidated financial statements of the Issuer, and the report of the Auditors thereon;

“Arranger” means RBC Europe Limited and RBC Capital Markets, LLC;

“Auditors” means the auditors appointed by the Issuer in accordance with the provisions of the Bank Act (Canada), which at the date hereof are Deloitte & Touche LLP;

“Authorized Amount” means, at any time, the amount of €23,000,000,000 subject to any increase as may have been authorized pursuant to Section 8 hereof;

“Base Prospectus” means the prospectus dated July 25, 2013 relating to the Programme, which constitutes a base prospectus for the purposes of Article 5.4 of the Prospectus Directive, the preparation of which has been procured by the Issuer in connection with the application for Covered Bonds to be admitted to the Official List and to be admitted to trading on the Market or any other agreed Stock Exchange, as the same may be amended, supplemented, updated, replaced or substituted from time to time;

“CGCB” means a Temporary Global Covered Bond in the form set out in the First Schedule to the Agency Agreement or a Permanent Global Covered Bond in the form set out in the Second Schedule to the Agency Agreement, in either case where the applicable Terms Document specifies the Covered Bonds are not in New Global Covered Bond form;

“CMHC” means Canada Mortgage and Housing Corporation in fulfilling its responsibility to administer the legal framework for Canadian registered covered bond programs and any successor thereto;

“Common Safekeeper” means a common safekeeper for the ICSDs;

“Competent Authority” means, (a) in respect of the Registration Document and Securities Note, and the Base Prospectus, the UK Listing Authority, or (b) such other competent authority as approves the relevant Offering Document;

“Delivery Agent” means, in relation to any Series of Covered Bonds that contemplates physical settlement, the financial institution appointed as delivery agent for the purposes of such Covered Bonds as named as such in the applicable Terms Document;

“Drawdown Prospectus” means a prospectus prepared in connection with an issue of Covered Bonds under the Programme (including all documents incorporated by reference therein) which, in relation to a particular Tranche of Covered Bonds which are subject to the requirements of the Prospectus Directive, constitutes a valid prospectus published in accordance with the requirements of the Prospectus Directive, and which prospectus may incorporate by reference portions of the Base Prospectus and also include (among other information) the final terms of the Covered Bonds and specific Risk Factors, if appropriate, as revised, supplemented, amended or updated by any supplemental Prospectus in accordance with subclause 3.03(ee);

“DTC” means The Depository Trust Company;

“European Economic Area” or “EEA” means the member states of the European Union together with Iceland, Norway and Liechtenstein;

“Eurosystem” means the central banking system for the Euro;

“Eurosystem-eligible Covered Bond” means a NGCB or a Registered Global Covered Bond that is to be held under the NSS, as stated in the applicable Terms Document or as notified by the Issuer or the Issuing and Paying Agent on its behalf to the ICSDs;

“Exempt Covered Bonds” means Covered Bonds which are not to be admitted to trading on a Regulated Market in the European Economic Area;

“Final Terms” means either (a) the final terms issued in relation to a Tranche of Covered Bonds in, or substantially in, the form of Part I of Schedule 6 hereto, for use in connection with the Base Prospectus, which constitutes final terms for the purposes of Article 5.4 of the Prospectus Directive, (b) the Pricing Supplement, or (c) in the case of U.S. Registered Covered Bonds, the applicable prospectus supplement;

“FCA” means the Financial Conduct Authority;

“FSMA” means the Financial Services and Markets Act 2000, as amended;

“Guide” means the Canadian Registered Covered Bond Programs Guide published by CMHC on June 27, 2013, as amended, supplemented or replaced from time to time;

“ICSDs” mean Euroclear and Clearstream, Luxembourg;

“Issuer-ICSDs Agreement” means the agreement entered into between the Issuer and each of the ICSDs;

“Investor Report” means the monthly report made available to the Bond Trustee, the Rating Agencies and investors detailing, inter alia, that the Asset Coverage Test is met and other information required by the Guide;

“Issue Date” means the date specified as such in the relevant Terms Document;

“Issuing and Paying Agent” means The Bank of New York Mellon, London Branch, in its capacity as issuing and principal paying agent which expression shall include any successor(s) thereto;

“listing”, “listed” in relation to any Covered Bonds which are to have a “listing” or be “listed” on (a) the London Stock Exchange, shall be construed to mean that such Covered Bonds have been admitted to listing on the Official List and admitted to trading on the Market; or (b) any Stock Exchange in the EEA (other than the London Stock Exchange), shall be construed to mean that such Covered Bonds have been admitted to trading on a Regulated Market or (c) any other Stock Exchange (other than those referred to in (a) and (b) above), shall be construed to mean that the Covered Bonds have been listed on that Stock Exchange and/or to trading on the relevant market, as the case may be;

“Listing Rules” means:

(a)
in the case of Covered Bonds which are, or are to be, listed on the London Stock Exchange, the Part 6 rules (including the listing rules) made by the UK Listing Authority (or such other body to which its functions have been transferred in accordance with Section 73 of the FSMA) in accordance with Section 73A of the FSMA and the London Stock Exchange’s Admission and Disclosure Standards; and

(b)
in the case of Covered Bonds which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the listing rules and regulations for the time being in force for such Stock Exchange or other relevant authority;

“London business day” means a day other than a Saturday or Sunday on which commercial banks and foreign exchange markets are open for general business, including dealings in foreign exchange and foreign currency deposits, in London;

“Market Abuse Directive” means Directive 2003/6/EC of the European Parliament and of the Council of 28th January, 2003, as amended or replaced from time to time and, unless otherwise specified, includes any relevant implementing measures in the United Kingdom or any other relevant Member State;

“Markets in Financial Instruments Directive” means the Markets in Financial Instruments Directive 2004/39/EC, as amended or replaced from time to time;

“Member State” means a Member State of the EEA;

“NGCB” or “New Global Covered Bond” means a Temporary Global Covered Bond in the form set out in the First Schedule to the Agency Agreement or a Permanent Global Covered Bond in the form set out in the Second Schedule to the Agency Agreement, in either case where the applicable Terms Document specifies the Covered Bonds are in New Global Covered Bond form;

“NHA” means the National Housing Act (Canada), as amended;

“Non-Eligible Covered Bonds” means a NGCB or a Registered Global Covered Bond which is intended to be ineligible for Eurosystem operations, as stated in the applicable Final Terms or as notified by the Issuer or the Issuing and Paying Agent on its behalf to the ICSDs;

“NSS” means the new safekeeping structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy and intra-day credit operations;

“Offering Document” means:

(a)
in the case of Covered Bonds admitted to trading on a Regulated Market or offered to the public in circumstances requiring publication of a prospectus under the Prospectus Directive, either (i) the Base Prospectus; (ii) a Drawdown Prospectus; or (iii) the Registration Document and the Securities Note; or

(b)	in the case of Exempt Covered Bonds, any other relevant offering document specified in the applicable Relevant Agreement;

each as revised, supplemented or amended from time to time by the Issuer in accordance with subclause 3.03(ee) hereof and in respect of a Tranche, the Final Terms relating to such Tranche, or, as applicable, the Time of Sale Information and the Disclosure Documents, except that in the event the Issuer prepares and publishes a supplement to, or revised version of, the relevant Offering Document in the period from and including an Agreement Date to and including the related Issue Date for the purpose of subclause 3.01(i), the relevant Offering Document means the relevant  Offering Document as at the Agreement Date, but not including any subsequent amendments or revisions thereto other than in relation to the terms and conditions of a Tranche, by the applicable Final Terms, as appropriate;

“Official List” means the official list maintained by the UK Listing Authority in accordance with Part 6 of the FSMA;

“Paying Agents” means The Bank of New York Mellon, a New York banking corporation, in its capacity as paying agent, which expression shall also include the Issuing and Paying Agent and any substitute or additional paying agents appointed in accordance with the Agency Agreement;

“Pricing Supplement” means the pricing supplement issued in relation to a Tranche of Exempt Covered Bonds (a) in such form as is agreed between the Issuer, the Guarantor LP and the Relevant Dealer(s) which may include the form of Part II to Schedule 6 hereto or (b) offered under a Drawdown Prospectus in such form as is agreed between the Issuer, the Guarantor LP and the Relevant Dealer(s) which may include the form of Part II to Schedule 6 hereto;

“Prospectus Directive” means Directive 2003/71/EC of the European Parliament and the Council as of 4th November, 2003, as amended by the 2010 PD Amending Directive (as defined below), to the extent implemented in the relevant Member State, and as further amended or replaced and, unless otherwise specified, includes any relevant implementing measure in the United Kingdom or any other relevant Member State, as amended or replaced; and “2010 PD Amending Directive” means Directive 2010/73/EU;

“Prospectus Directive Regulation” means Commission Regulation (EC) No. 809/2004 of 29th April, 2004, as amended or replaced from time to time;

“RBC Capital Markets” means the investment banking divisions of Royal Bank of Canada which, for the purposes of this Agreement, consist of RBC Europe Limited and RBC Capital Markets, LLC.

“Registrars” means The Bank of New York Mellon, London Branch, The Bank of New York Mellon (Luxembourg) S.A., and BNY Trust Company of Canada and any substitute or additional registrars appointed in accordance with the Agency Agreement and, in relation to any particular Covered Bonds in registered form, “Registrar” means whichever Registrar is specified in the applicable  Final Terms;

“Registration Document” means the registration document relating to the Issuer dated May 10, 2013 and incorporated by reference into the Base Prospectus as supplemented, amended or updated from time to time by the Issuer, including any documents or provisions of any documents which are from time to time incorporated by reference therein;

 “Registry” means the registry established by CMHC pursuant to Section 21.51 of Part I.1 of the NHA;

“Regulated Market” means a regulated market for the purposes of the Markets in Financial Instruments Directive, as amended or replaced from time to time;

“Relevant Agreement” means an agreement (whether oral or in writing) between the Issuer, the Guarantor LP and any Dealer(s) for the sale by the Issuer and the purchase or, as the case may be, subscription as principal by such Dealer(s) (or on such other basis as may be agreed between the Issuer and the relevant Dealer(s) at the relevant time) of any Covered Bonds and shall include, without limitation, any agreement in the form or based on the form set out in Schedule 7 hereto;

“Relevant Dealer” means, in relation to a Relevant Agreement which is made between the Issuer and more than one Dealer, the institution specified as such in the Terms Document and/or such Relevant Agreement; and, in relation to a Relevant Agreement which is made between the Issuer, the Guarantor LP and a single Dealer, such Dealer;

“Risk Factors” means the risk factor disclosures required by the relevant Annexes of the Prospectus Directive Regulation;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Securities Note” means a securities note relating to a Tranche of Covered Bonds for the purposes of Article 5.3 of the Prospectus Directive in a form to be agreed with the relevant Dealer(s) for use in connection with, and supplemental to, the Registration Document and setting out the contractual terms and other prescribed information in respect to such Tranche of Covered Bonds;

 “Series” means a Tranche or Tranches of Covered Bonds the terms of which are identical except that the issue date and the amount and date of the first payment of interest may be different in respect of different Tranches and a Series may comprise Covered Bonds in more than one denomination and Covered Bonds in bearer form and Covered Bonds in registered form;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) or other relevant authority on which any Covered Bonds may from time to time be listed or admitted to trading and references in this Agreement to the “relevant Stock Exchange” shall, in relation to any Covered Bonds, be references to the stock exchange(s) on which such Covered Bonds are from time to time, or will be, listed or admitted to trading;

“Subscription Agreement” means the agreement between the Issuer, the Guarantor LP and the Relevant Dealers in substantially the form set out in Schedule 7;

“Terms and Conditions” means in relation to any Covered Bonds, the terms and conditions applicable to such Covered Bonds set out in (a) the Base Prospectus as completed (or, in the case of Exempt Covered Bonds, amended, supplemented or replaced) by the applicable Final Terms, (b) the Securities Note or (c) a Drawdown Prospectus and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Terms Document” means, in respect of a tranche, the Final Terms and, as applicable, the Drawdown Prospectus or Securities Note prepared for such Tranche;

 “Tranche” means Covered Bonds which are issued on the same Issue Date, the terms of which are identical in all respects save that a Tranche may comprise Covered Bonds in more than one denomination and Covered Bonds in bearer form and Covered Bonds in registered form;

“Transparency Obligations Directive” means Directive 2004/109/EC of the European Parliament and of the Council;

“UK Listing Authority” means the FCA in its capacity as the “competent authority” for listing in the United Kingdom under the FSMA;

“U.S. Prospectus” means the prospectus included in the U.S. Registration Statement, as revised, supplemented or amended from time to time by the Issuer and the Guarantor LP including any documents which are from time to time incorporated in the U.S. Prospectus by reference except that in relation to each Tranche of Covered Bonds only, the applicable Final Terms shall be deemed to be included in the U.S. Prospectus;

“U.S. Registered Covered Bond” means a Covered Bond issued under the U.S. Registration Statement; and

“U.S. Registration Statement” means a registration statement on Form F-3 (File No: 333-181552) in respect of certain issuances of covered bonds registered with the SEC, as revised, supplemented or amended from time to time.

1.02	Terms used in the Base Prospectus shall, unless the context otherwise admits or the contrary is indicated, have the same meaning herein.

1.03
Contracts: References in this Agreement to this Agreement or any other document are to this Agreement or those documents as amended, supplemented or replaced from time to time in relation to the Programme (including, in respect of this Agreement, any confirmation or agreement whereby an institution becomes a Dealer hereunder pursuant to subclause 7.01(b) hereto) and include any document that amends, supplements or replaces it.  References in this Agreement to Clauses or sub-Clauses are to Clauses or sub-Clauses of this Agreement.

1.04	Interpretation: In this Agreement

(a)	defined terms include the plural as well as the singular and vice versa;

(b)	words importing gender include all genders;

(c)	“include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)
a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association (incorporated or unincorporated), trust or partnership (whether or not having separate legal personality) or two or more of the foregoing; and

(e)	a provision of law is a reference to that provision as amended or re-enacted.

1.05
Alternative Clearing System: All references in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Relevant Dealer(s) and the Issue and Paying Agent.  In the case of NGCBs, such alternative clearing system must be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

Section 2.	Issuance of Covered Bonds

2.01
Any Covered Bonds which may from time to time be agreed between the Issuer and any Dealer(s) to be sold by the Issuer and purchased or, as the case may be, subscribed by such Dealer(s) shall be sold and purchased, or, as the case may be, subscribed on the basis of, and in reliance upon, the representations, warranties, undertakings and indemnities set out in this Agreement.  Unless otherwise agreed, neither the Issuer nor any Dealer(s) is, are or shall be under any obligation to sell, purchase or subscribe for, as the case may be, any Covered Bonds.

2.02	Upon the conclusion of any Relevant Agreement and subject as provided in Clause 2.03:

(a)
the Relevant Dealer shall promptly acknowledge the terms of the Relevant Agreement (as established by the Relevant Dealer and the Issuer) to the Issuer (with a copy to the Guarantor LP, the Issuing and Paying Agent and, if the Relevant Agreement relates to the sale of Covered Bonds in registered form, the Registrar) in writing (by letter, telex or fax);

(b)
the Issuer and the Guarantor LP shall promptly confirm such terms to the Issuing and Paying Agent and, if the Relevant Agreement relates to the sale of Covered Bonds in registered form, the Registrar in writing (by letter, telex or fax), and the Relevant Dealer or, if such Relevant Dealer so agrees with the Issuer, the Issuer will prepare or procure the preparation of the Terms Document in relation to the relevant Covered Bonds for approval (such approval not to be unreasonably withheld or delayed) by the Issuer or, as the case may be, the Relevant Dealer and execution on behalf of the Issuer and the Guarantor LP;

(c)
the Issuer shall on the Issue Date of the relevant Covered Bonds procure  the issue of such Covered Bonds in the relevant form (subject to amendment and completion) scheduled to the Trust Deed and shall procure their delivery to or to the order of the Dealer(s);

(d)
the Relevant Dealer(s) shall for value on the Issue Date of the relevant Covered Bonds procure the payment of the net purchase monies therefor (namely the agreed issue or sale price thereof plus any accrued interest and less any agreed commissions, concessions or other agreed deductibles) to or to the order of the Issuer by credit transfer to such account as may have been specified by the Issuer to the Relevant Dealer for the purpose;

2.03	The obligations of any Dealer(s) under subclause 2.02(d) are conditional upon:

(a)
in respect of the first issue of Covered Bonds, each Dealer having received in form, number and substance satisfactory to each such Dealer not less than one London business day prior to the date of issue of such Covered Bonds the applicable documents and confirmations described in Schedule 2 to this Agreement, provided that if any Dealer (other than any Dealer participating in the first issue of Covered Bonds under this Agreement) considers any document or confirmation described in Schedule 2 to this Agreement to be unsatisfactory in its reasonable opinion, it must notify the Arranger and the Issuer within five London business days of receipt of such documents and confirmations and, in the absence of notification, each Dealer shall be deemed to consider the documents and confirmations to be satisfactory;

(b)
the agreement by the Issuer, the Guarantor LP and the Relevant Dealer to the terms of the applicable Terms Document, the execution of any applicable Final Terms by the Issuer and the Guarantor LP and the delivery of the applicable Terms Document to the Relevant Dealer;

(c)	the delivery to or to the order of the Dealer(s) of the Covered Bonds in the agreed, appropriate form;

(d)
there having been as at the Issue Date of the relevant Covered Bonds, no adverse change in the condition (financial or other) or general affairs or prospects of the Issuer, the Guarantor LP or any subsidiary of the Issuer or the Guarantor LP from that set forth in the relevant Offering Document that is material in the context of the Programme or the issue of the relevant Covered Bonds and the Disclosure Documents and there having been delivered to the relevant Dealer(s) a certificate to that effect signed by a duly authorised officer of, as applicable, the Issuer and the Guarantor LP, dated the Issue Date;

(e)
the truth and correctness of the representations and warranties contained herein, in the Transaction Documents or in any Relevant Agreement on the date of the Relevant Agreement, on the Issue Date of the relevant Covered Bonds and on each intervening date, with reference in each case to the facts and circumstances then subsisting;

(f)	the Issuer and the Guarantor LP not being in breach of this Agreement, any Transaction Document or any Relevant Agreement;

(g)
there having been, since the date of the Relevant Agreement and in the opinion of the Relevant Dealer, no such change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in its view, be likely to prejudice materially the placement, offering, distribution or sale of the relevant Covered Bonds or dealings in such Covered Bonds in the secondary market;

(h)
the Dealer(s) being satisfied that all authorizations, consents, approvals, filings and registrations, if any, required in connection with the relevant Covered Bonds have been obtained and are in full force and effect, including without limitation any passporting pursuant to subclause 3.03(gg);

(i)
there having been, since the date of the Relevant Agreement, no downgrading, nor withdrawal of or placing on “credit-watch” with negative implications (or other similar publication of formal review by the relevant rating organisation) of the rating accorded to any Covered Bonds, by the Standard and Poor’s Credit Market Services Europe Ltd., Moody’s Investors Service, Inc., Fitch, Inc. or DBRS Limited to the extent such rating agencies are then rating the Covered Bonds or any other rating agency as shall have issued a rating in connection with any Covered Bonds;

(j)
in the case of Covered Bonds which are to be listed on a Stock Exchange, such Stock Exchange and/or relevant authority or authorities having agreed to list the relevant Covered Bonds or admit the Covered Bonds to trading, as the case may be, subject only to their issue;

(k)	in the case of Covered Bonds which are to be listed on a Stock Exchange in the EEA:

(i)
the relevant Offering Document having been approved by the Competent Authority as agreed between the Issuer and the Relevant Dealers and having been published in accordance with the Prospectus Directive and, where necessary, the Competent Authority of each other relevant Member State having been notified in accordance with  the procedures set out in section 87I of the FSMA and subclause 3.03(gg) having otherwise been fully complied with; and

(ii)
either (a) there being no significant new factor, material mistake or inaccuracy relating to the information included in the relevant Offering Document which is capable of affecting the assessment of the Covered Bonds which are to be listed or (b) if there is a significant new factor, material mistake or inaccuracy, a supplement to the relevant Offering Document having been approved by the relevant competent authority and having been published by the Issuer in accordance with the Prospectus Directive pursuant to subclause 3.03(ee);

(l)
in the case of Covered Bonds which are intended to be listed on a European Economic Area Stock Exchange (other than the London Stock Exchange), the Competent Authority of each relevant European Economic Area Member State having been notified in accordance with the procedures set out in Articles 17 and 18 of the Prospectus Directive and all requirements under those Articles having been satisfied;

(m)
in relation to any Tranche of Covered Bonds which is syndicated among a group of institutions, a certificate signed by a senior officer of both the Issuer and the Guarantor LP to the effect that the relevant Offering Document contains all material information relating to the assets and liabilities, financial position, profits and losses and prospects of the Issuer or the Guarantor LP, as the case may be, and nothing has happened or is expected to happen which would require the relevant Offering Document to be supplemented or updated;

(n)	any calculations or determinations which are required by the Terms and Conditions of the relevant Covered Bonds to be made prior to the date of issue of such Covered Bonds having been duly made;

(o)
in relation to any Tranche of Covered Bonds which is syndicated among a group of institutions, the Relevant Dealer having received such legal opinions and Auditors’ Letters as it may require to be delivered pursuant to subclause 3.03(v) or Schedule 2 hereto;

(p)
in relation to any Tranche of Covered Bonds, including without limitation any Tranche of Covered Bonds which is not syndicated among a group of institutions, the Relevant Dealer having received such other opinions, Auditors’ letters, documents, certificates, agreements or information specified in the Relevant Agreement or otherwise specified by the Relevant Dealer as being conditions precedent to the purchase of the particular Tranche of Covered Bonds (in each case in such form and with such content as the Relevant Dealer may require);

(q)	in the case of Covered Bonds being sold pursuant to and in reliance on Rule 144A, under the Securities Act the Covered Bonds being eligible for clearance and settlement through DTC;

(r)
as applicable, the delivery to the Registrar as custodian of the Regulation S Global Covered Bond and/or the Rule 144A Global Covered Bond representing the relevant Registered Covered Bonds and/or the delivery to the Relevant Dealer of the Definitive IAI Registered Covered Bonds and/or the delivery to the Common Depositary or, as the case may be, the Common Safekeeper, of the Temporary Global Covered Bond and/or the Permanent Global Covered Bond representing the relevant Bearer Covered Bonds, in each case as provided in the Agency Agreement;

(s)	in respect of the currency in which the Covered Bonds are to be denominated, such currency being accepted for settlement by Euroclear and Clearstream, Luxembourg and/or DTC, as applicable;

(t)
the forms of the applicable Terms Document, the applicable Global Covered Bonds, Definitive Covered Bonds and Receipts, Coupons or Talons (each as applicable) in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the Issuer, the relevant Dealer, the Bond Trustee, the Issuing and Paying Agent and, if applicable, the Registrar;

(u)
in the case of Covered Bonds that are Eurosystem-eligible Covered Bonds, the Issuing and Paying Agent making the actual instruction to the Common Safekeeper to effectuate each relevant Eurosystem-eligible Covered Bond under the Programme, and there having been no variation to the Common Safekeeper under Clause 2.03 of the Agency Agreement;

(v)
subject to Section 8, the aggregate nominal amount of the Covered Bonds to be issued, when added to the aggregate nominal amount of all Covered Bonds outstanding on the proposed Issue Date (excluding for this purpose Covered Bonds due to be redeemed on the Issue Date) not exceeding €23,000,000,000 or its equivalent in other currencies; and

(w)
the delivery to the Dealer(s) of evidence that the Issuer is registered as a registered issuer in the Registry and the Programme is registered in the Registry and that on the relevant Issue Date that the Issuer’s right to issue Covered Bonds under the Programme has not been suspended by CMHC.

2.04
The Relevant Dealer, on behalf of itself only or, as the case may be, the other Dealer(s) party to the Relevant Agreement in question, may, in its absolute discretion, waive any of the conditions contemplated in Clause 2.03 (other than the condition contained in paragraph (e) of Clause 2.03 so far as it relates to the representation and warranty contained in subclause 3.01(n)) in writing to the Issuer in so far only as they relate to an issue of Covered Bonds by the Issuer to such Dealer(s) and any condition so waived shall be deemed to have been satisfied as regards such Dealer(s) alone and only for the purposes specified in such waiver.  If any of such conditions are not satisfied by the Issuer or waived by the Relevant Dealer on or before the Issue Date of any relevant Tranche, the Relevant Dealer shall be entitled to terminate the Relevant Agreement and, in that event, the parties to such Relevant Agreement shall be released and discharged from their respective obligations thereunder (except for any rights or liabilities which may have arisen pursuant to Section 3, Section 4 and Section 5 of this Agreement or have been incurred prior to or in connection with such termination or any liability of the Issuer under the terms of the Relevant Agreement for the expenses of the Dealer(s) party to such Relevant Agreement which shall survive such termination).

2.05
The Dealer or Dealers (if any) designated as the stabilising manager(s) (the “Stabilising Manager(s)”) (or persons acting on behalf of any Stabilising Manager(s)) may over-allot Covered Bonds (provided that, in the case of any Tranche of Covered Bonds to be listed on the Market or any other Regulated Market in the EEA, the aggregate principal amount of Covered Bonds allotted does not exceed 105 per cent. of the aggregate principal amount of the relevant Tranche) or effect transactions with a view to supporting the market price of the Covered Bonds at a level higher than that which might otherwise prevail. However, there is no obligation on the Stabilising Manager(s) (or persons acting on behalf of any Stabilising Manager(s)) to undertake stabilisation action.  Any stabilisation action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Tranche of Covered Bonds is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the Issue Date of the relevant Tranche of Covered Bonds and 60 days after the date of the allotment of the relevant Tranche of Covered Bonds.  In carrying out such stabilisation action, such Stabilising Manager(s) shall act for itself and not as agent for the Issuer or the Guarantor LP and is authorized by the Issuer and the Guarantor LP to make all appropriate disclosure in relation to any such action.  Any loss or profit sustained as a consequence of any such over allotment or stabilising activity shall be for the account of such Stabilising Manager(s).  Any such stabilisation action or over-allotment shall be conducted by the relevant Stabilising Manager(s) (or persons acting on their behalf) in accordance with applicable laws and rules.

2.06
The Dealers acknowledge that the Issuer may sell Covered Bonds issued under the Programme to any institutions who do not become Dealers pursuant to Section 7 of this Agreement.  The Issuer hereby undertakes to each of the Dealers that it will, in relation to any such sales, comply with the provisions of Clause 4.01 hereof as if it were a Dealer.

2.07	Each Dealer agrees that further Covered Bonds of the same Series may be issued in subsequent Tranches at different issue prices and on different issue dates.

2.08
In connection with the offer and sale of Covered Bonds in the United States, except as otherwise provided below, the Issuer shall prepare a Pricing Supplement at or prior to the Applicable Time (as defined below), which includes such pricing and other necessary information (including, without limitation and if appropriate, financial or other disclosure relating to the Issuer and the Guarantor LP) substantially in the form of Part II of Schedule 6.  Whenever a Subscription Agreement is entered into in connection with a specific sale of Covered Bonds in the United States, the related Pricing Supplement shall be attached, or shall be deemed to be attached, thereto.  Pricing and other information will also (or alternatively, if Final Terms are provided prior to the Time of Sale, as contemplated by Section 2.10 below) be set forth in Final Terms or in such other form as may be approved at that time by the London Stock Exchange or other applicable stock exchange.  Whenever a Subscription Agreement is entered into in connection with a specific sale of Covered Bonds in the United States, the related Final Terms may, but need not be, attached thereto.

2.09
The “Applicable Time” shall be a time prior to the Time of Sale (as defined below) such that the Dealer(s) can convey the Final Terms of the Covered Bonds to the purchasers thereof at or prior to the Time of Sale.

2.10
Except as otherwise provided herein:  (i)  in the case of the offer and sale of Covered Bonds in the United States, subject to satisfaction of Section 2.08 above, any Pricing Supplement (together with the Base Prospectus, the “Time of Sale Information”) will be made available by the applicable Dealer(s), or will be otherwise conveyed to the purchasers of such Covered Bonds, at or prior to the Applicable Time and (ii) in each case the Final Terms (together with the Base Prospectus and, if applicable, any relevant Pricing Supplement and any “Investor Presentation” (as defined in the relevant Subscription Agreement) (collectively, the “Disclosure Documents”) will (unless otherwise required by applicable law) be made available for inspection by purchasers of such Covered Bonds on or prior to the relevant Issue Date relating to such Covered Bonds.  The Issuer shall endeavour to provide any Final Terms at or prior to the Applicable Time.  In the event any such Final Terms are provided at or prior to the Applicable Time, the applicable Dealer(s) will make such Final Terms available to purchasers of the Covered Bonds at or prior to the “Time of Sale” and the Issuer will not be obliged to provide any Pricing Supplement relating to such Covered Bonds.  As used herein, the term “Time of Sale” shall be the time specified in the relevant Subscription Agreement or as may otherwise be agreed between the parties.  For the avoidance of doubt, sales of Covered Bonds in the United States shall not be consummated by the applicable Dealer(s) with their customers prior to the Time of Sale.

2.11
It is agreed by the parties hereto that none of the Issuer, the Guarantor LP or any Dealer(s) shall directly communicate to proposed purchasers of Covered Bonds in the United States any offering materials (which, for the avoidance of doubt, shall not include Bloomberg and other routine communications by a Dealer to prospective purchasers in connection with a new issue) other than the Disclosure Documents, without prior notification to and written approval from such other party or parties.

2.12
The Issuer and the Guarantor LP acknowledge and agree that in connection with the sale of the Covered Bonds to any Dealer(s) or any other services any Dealer(s) may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any Dealer(s): (i) no fiduciary relationship between the Issuer and the Guarantor LP, on the one hand, and the Dealer(s), on the other, exists; (ii) the relationship between the Issuer or the Guarantor LP on the one hand, and any Dealer(s), on the other, is entirely and solely commercial and based on arm's-length negotiations; (iii) any duties and obligations that any Dealer(s) may have to the Issuer and the Guarantor LP shall be limited to those duties and obligations specifically stated herein; and (iv) the Dealers and their respective affiliates may have interests that differ from those of the Issuer and the Guarantor LP.

2.13
Certain further timing and other procedures relating to the issue and subscription of the Covered Bonds and related matters are set out in Schedule 8 hereto, which may be amended from time to time as agreed between the Issuer and the Relevant Dealer.

Section 3.	Representations, Warranties and Undertakings by RBC and the Guarantor LP

3.01
The following representations and warranties are made by RBC on the date hereof and shall be deemed to be repeated on each date on which the Base Prospectus is amended, supplemented, updated and/or replaced, on each date upon which the Authorized Amount is increased and, in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, on the date on which the Relevant Agreement is made, at the Time of Sale, on the Issue Date of such Tranche and on each intervening date, in each case, with reference to the facts and circumstances then subsisting:

(a)
RBC is a bank duly established and validly existing under the Bank Act (Canada), with full power, capacity and authority to own its properties and to conduct its business, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(b)
RBC has full power and capacity to execute and deliver this Agreement and the Agency Agreement, to undertake and to perform the obligations expressed to be assumed by it herein and therein, and has taken all necessary corporate or other action to approve and to authorize the same;

(c)
RBC has full power and capacity to issue and sell the Covered Bonds and to enter into each Relevant Agreement and, in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, each Relevant Agreement and the creation, issue and sale of the relevant Covered Bonds have been duly approved and authorized by all necessary corporate or other action;

(d)
this Agreement and the Agency Agreement, the Mortgage Sale Agreement and the other Transaction Documents to which RBC is a party have been duly authorized, executed and delivered by RBC and constitute, legal, valid, binding and enforceable obligations of RBC and, in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed the Relevant Agreement in respect of such Covered Bonds constitutes legal, valid, binding and enforceable obligations of RBC;

(e)
in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, the Covered Bonds have been duly authorized by RBC and, when executed, authenticated and delivered in accordance with the Agency Agreement will constitute legal, valid, binding and enforceable obligations of RBC;

(f)
all authorizations, consents, approvals, filings, notifications and registrations required by RBC for or in connection with the execution and delivery of this Agreement, and the Agency Agreement and (except in respect of registrations or notices of Transaction Documents in any land registry office or under any land registry statutes) the Mortgage Sale Agreement and in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, the issue and sale of the Covered Bonds and the entering into and, where relevant, execution and delivery of the Relevant Agreement and the performance by RBC of the obligations expressed to be undertaken by it herein and therein and the distribution of the Disclosure Documents and (in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed) the applicable Final Terms in accordance with the provisions set out in Schedule 1 hereto, have been obtained and are in full force and effect or, as the case may be, have been effected;

(g)
the execution and delivery of this Agreement, the Agency Agreement, the Mortgage Sale Agreement, the other Transaction Agreements to which RBC is a party and in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed the entry into and, where relevant, execution and delivery of the Relevant Agreement and the issue and sale of the relevant Covered Bonds and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Bank Act (Canada) or any by-laws of RBC, the laws of the Province of Ontario, Canada or of the jurisdiction of the branch of RBC issuing the relevant Covered Bonds or (ii) violate, conflict with or result in a breach of any terms, conditions or provisions of, or constitute a default under, any indenture, trust deed, mortgage or other agreement or note to which RBC is a party or by which it or any of its assets or properties is bound and which would be material in the context of the issue of the Covered Bonds of any Series, or (iii) infringe any existing applicable law, rule, regulation, directive (including any relevant implementing measures), judgement, order or decree of Canada or the jurisdiction of the branch of RBC issuing the relevant Covered Bonds or any political subdivisions of the foregoing having jurisdiction over RBC or its assets or properties;

(h)
the audited consolidated financial statements contained in the Annual Report and any interim financial statements (audited or unaudited) published subsequently thereto and incorporated by reference in the Offering Document or Time of Sale Information or Disclosure Documents present fairly and, in all material respects, accurately the consolidated financial position of RBC and its subsidiaries as of the respective dates of such statements and the consolidated results of operations of RBC and its subsidiaries for the periods they cover or to which they relate and such financial statements have been prepared in conformity with Canadian generally accepted accounting principles for the relevant period (which includes International Financial Reporting Standards for periods commencing on or after November 1, 2010) and with accounting policies prescribed under the Bank Act (Canada), including the accounting requirements of the Superintendent of Financial Institutions, and the Prospectus Directive Regulation, applied on a consistent basis throughout the periods involved (unless and to the extent otherwise stated therein); the financial information and statistical data relating to RBC in the Offering Document present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements contained in the portions of the Annual Report of RBC incorporated by reference in the Offering Document; the independent auditors who reported upon the audited consolidated financial statements included in the portions of the Annual Report incorporated by reference in the Offering Document of RBC are appropriately qualified in Canada;

(i)
the relevant Offering Document, when taken with the information incorporated by reference therein, in relation to each Tranche of Covered Bonds agreed as contemplated herein to be sold or purchased or, as the case may be, subscribed, contains all material information with respect to RBC, the Loans originated by RBC and sold to the Guarantor LP under the Mortgage Sale Agreement, and the Programme including information which, according to the particular nature of RBC and the Loans and the Programme, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of RBC and of the rights attaching to the Covered Bonds, that such information is in every material respect true and accurate and not misleading, that the opinions and intentions expressed therein are honestly held and based on reasonable assumptions and that there are no other facts in relation thereto the omission of which would, in the context of the Programme or the issue of the relevant Covered Bonds, make any statement therein or the opinions or intentions expressed therein misleading in any material respect, and all reasonable enquiries have been made to verify the foregoing;

(j)
in respect of each Tranche agreed as contemplated herein to be listed or admitted to trading on any Stock Exchange(s), the relevant Offering Document contains all information as may be required by the laws, rules and regulations applicable to such Stock Exchange(s);

(k)
in respect of each Tranche of Covered Bonds to be admitted to a Regulated Market the relevant Offering Document contains all information as may be required by the Prospectus Directive and, where applicable, any rules or regulations made thereunder and as required by the FSMA;

(l)
save as may be disclosed in the relevant Offering Document, neither RBC nor any of its subsidiaries is, nor has been, involved in any governmental, legal, arbitration or administrative proceedings (including any such proceedings which are pending or threatened of which RBC is aware) which have or may have had during the previous 12 months, either individually or in the aggregate, a significant effect on the financial position or profitability of RBC and its subsidiaries taken as a whole;

(m)
save as may be disclosed in the relevant Offering Document, since the last day of the period in respect of which the Annual Report has been prepared, there has been no significant change in the financial or trading position, nor any material adverse change in the assets and liabilities, financial position, profits or losses or prospects, of RBC and its subsidiaries taken as a whole;

(n)
save in the circumstances described in Condition 8.01(i) to (v), all amounts payable by RBC in respect of the relevant Covered Bonds, the Agency Agreement and under this Agreement or any Relevant Agreement in relation to each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed may be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory thereof having power to tax or of the country in which the relevant branch of RBC is located or any political sub-division thereof or authority or agency therein or thereof having power to tax, provided that such amounts are not payable under this Agreement or any Relevant Agreement in respect of services rendered by a Dealer in Canada;

(o)
as of the Issue Date of any Tranche (after giving effect to the issue of such Covered Bonds and of any other Covered Bonds to be issued, and to the redemption of any Covered Bonds to be redeemed, on or prior to such Issue Date), the aggregate principal amount outstanding (as defined in the Agency Agreement and expressed in euros in accordance with Clause 3.07 below) of Covered Bonds issued under the Programme will not exceed the Authorized Amount;

(p)
there exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, an Issuer Event of Default (as defined in the Terms and Conditions) in relation to any outstanding Covered Bond or, if the relevant Covered Bonds were then in issue, an Issuer Event of Default in relation to such Covered Bonds;

(q)
in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, neither RBC nor any of its affiliates nor any person acting on behalf of RBC or any of its affiliates has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to such Covered Bonds, and RBC, any affiliate of RBC and all persons acting on its or their behalf with respect to such Covered Bonds (other than the Dealers) have complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act with respect thereto and neither RBC, its affiliates nor any persons acting on its or their behalf (other than the Dealers) has engaged or will engage, in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) in connection with any offer or sale of Covered Bonds in the United States;

(r)
in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, such Covered Bonds, if issued in registered form bearing a Securities Act legend meet the eligibility requirements of paragraph (d)(3) of Rule 144A under the Securities Act;

(s)	RBC is not an “investment company” as defined in the United States Investment Company Act of 1940, as amended;

(t)	RBC has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the United States Exchange Act of 1934 as amended (the “Exchange Act”);

(u)
there are no stamp, issue or other taxes or duties payable within the Province of Ontario or Canada on or in connection with the execution, delivery or performance of this Agreement, any Relevant Agreement, the Agency Agreement or in connection with the issue, sale, execution, delivery and performance of the Covered Bonds save in the circumstances described in Condition 8.01(i) and (ii) and save to the extent that goods and services tax may be payable in respect of a fee paid to an investment dealer or other person for certain advisory services performed in Canada;

(v)
that in relation to each Tranche of Covered Bonds for which a Dealer is designated as a Stabilising Manager, RBC authorizes the Stabilising Manager or, in the case of more than one Stabilising Manager, the coordinating Stabilising Manager to make the announcements required by Articles 8(4), 9(1) and 9(3) of the Commission Regulation (EC) No. 2273/2003 of 22nd December 2003 implementing the Market Abuse Directive instead of RBC; provided that if RBC wishes to issue a public announcement in respect of the Tranche for other purposes, it shall consult with the relevant Stabilising Manager or coordinating Stabilising Manager, as the case may, to determine if any such stabilisation announcement can be incorporated therein and, in any case, it shall not issue anything which is inconsistent with the stabilisation announcements made by the Stabilising Manager or the coordinating Stabilising Manager, as the case may be, or which might render any applicable private placement safe harbour unavailable;

(w)
RBC has not offered or sold, within the six months preceding any issue of Covered Bonds, any security of the same or a similar class as such Covered Bonds (excluding for greater certainty the issuance of U.S. Registered Covered Bonds) under circumstances that would require registration of such Covered Bonds under the Securities Act;

(x)
each of the representations and warranties of RBC in the Mortgage Sale Agreement (other than those for which remedy or repurchase or substitution is available) and in the other Transaction Documents to which it is a party is true and correct in all material respects as of the date it is expressed to be made;

(y)
RBC is able to pay its debts as and when due and will not become unable to do so in consequence of the execution by it of the Transaction Documents to which it is a party and the performance by it of the transactions envisaged by the Transaction Documents;

(z)
RBC has not received notice of any litigation or claim calling into question its title to any material portion of the aggregate of the Related Security sold to the Guarantor LP under the Mortgage Sale Agreement or its rights to assign or declare a trust in respect of such Related Security to the Guarantor LP;

(aa)	the Issuer is registered as a registered issuer in the Registry and the Programme is registered in the Registry;

(bb)	the Issuer has not requested the deregistration of the Issuer as a registered issuer in the Registry or the deregistration of the Programme in the Registry;

(cc)	the Issuer is in compliance in all material respects with all of its obligations under Part I.1 of the NHA and the Guide; and

(dd)	on such Issue Date, the Issuer’s right to issue Covered Bonds under the Programme is not suspended by CMHC.

3.02
The following representations and warranties are made by the Guarantor LP on the date hereof and shall be deemed to be repeated on each date on which an Offering Document is amended, supplemented, updated and/or replaced, on each date upon which the Authorized Amount is increased and, in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, on the date on which the Relevant Agreement is made, at the Time of Sale, on the Issue Date of such Tranche and on each intervening date, in each case, with reference to the facts and circumstances then subsisting:

(a)
the Guarantor LP is a limited partnership duly established and validly existing under the Limited Partnerships Act (Ontario), with full power, capacity and authority to own its properties and to conduct its business, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(b)
the Guarantor LP has full power and capacity to execute and deliver this Agreement, the Covered Bond Guarantee and the Agency Agreement, to undertake and to perform the obligations expressed to be assumed by it herein and therein, and has taken all necessary corporate or other action to approve and to authorize the same;

(c)
the Guarantor LP has full power and capacity to enter into each Relevant Agreement and, in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, each Relevant Agreement and the Covered Bond Guarantee has been duly approved and authorized by all necessary corporate or other action;

(d)
this Agreement, the Covered Bond Guarantee, the Agency Agreement and the other Transaction Documents to which the Guarantor LP is a party have been duly authorized, executed and delivered by the Guarantor LP and constitute, legal, valid, binding and enforceable obligations of the Guarantor LP and, in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed the Relevant Agreement in respect of such Covered Bonds constitutes legal, valid, binding and enforceable obligations of the Guarantor LP;

(e)
all authorizations, consents, approvals, filings, notifications and registrations required by the Guarantor LP for or in connection with the execution and delivery of this Agreement, the Covered Bond Guarantee and the Agency Agreement and in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, and the entering into and, where relevant, execution and delivery of the Relevant Agreement and the performance by the Guarantor LP of the obligations expressed to be undertaken by it herein and therein and the distribution of the Offering Document and (in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed) the relevant Final Terms in accordance with the provisions set out in Schedule 1 hereto, have been obtained and are in full force and effect or, as the case may be, have been effected;

(f)
the execution and delivery of this Agreement, the Covered Bond Guarantee, the Agency Agreement and the other Transaction Documents to which the Guarantor LP is a party and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not and will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Limited Partnerships Act (Ontario) or any constitutional documents of the Guarantor LP, the laws of the Province of Ontario, Canada or (ii) violate, conflict with or result in a breach of any terms, conditions or provisions, any indenture, trust deed, mortgage or other agreement or note to which the Guarantor LP is a party or by which it or any of its assets or properties is bound and which would be material in the context of the issue of the Covered Bonds of any Series, or (iii) infringe any existing applicable law, rule, regulation, directive (including any relevant implementing measures), judgement, order or decree of Canada or any political subdivisions of the foregoing having jurisdiction over the Guarantor LP or its assets or properties;

(g)
the relevant Offering Document, when taken with the information incorporated by reference therein, in relation to each Tranche of Covered Bonds agreed as contemplated herein to be sold or purchased or, as the case may be, subscribed, contains all material information with respect to the Guarantor LP and the Covered Bond Guarantee that such information is in every material respect true and accurate and not misleading, that the opinions and intentions expressed therein are honestly held and based on reasonable assumptions and that there are no other facts in relation thereto the omission of which would, in the context of the Programme or the issue of the relevant Covered Bonds, make any statement therein or the opinions or intentions expressed therein misleading in any material respect, and all reasonable enquiries have been made to verify the foregoing;

(h)
in respect of each Tranche agreed as contemplated herein to be listed or admitted to trading on any Stock Exchange(s), the relevant Offering Document contains all material information with respect to the Guarantor LP as may be required by the laws, rules and regulations applicable to such Stock Exchange(s) and/or the Prospectus Directive and any rules or regulations made thereunder and as required by the FSMA;

(i)
save as may be disclosed in the relevant Offering Document, neither the Guarantor LP nor any of its subsidiaries is, nor has been, involved in any governmental, legal, arbitration or administrative proceedings (including any such proceedings which are pending or threatened of which the Guarantor LP is aware) which have or may have had during the previous 12 months, either individually or in the aggregate, a significant effect on the financial position or profitability of the Guarantor LP and its subsidiaries taken as a whole;

(j)
save in the circumstances described in Condition 8.01(i) to (v), all amounts payable by the Guarantor LP in respect of the relevant Covered Bonds, the Agency Agreement, the Covered Bond Guarantee and under this Agreement or any Relevant Agreement in relation to each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed may be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory thereof having power to tax or of the country in which the relevant branch of the Guarantor LP is located or any political sub-division thereof or authority or agency therein or thereof having power to tax, provided that such amounts are not payable under this Agreement, the Covered Bond Guarantee or any Relevant Agreement in respect of services rendered by a Dealer in Canada;

(k)
there exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, a Guarantor LP Event of Default in relation to any outstanding Covered Bond;

(l)
in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, neither the Guarantor LP nor any of its affiliates nor any person acting on behalf of the Guarantor LP or any of its affiliates has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act) with respect to such Covered Bonds, and the Guarantor LP, any affiliate of the Guarantor LP and all persons acting on its or their behalf with respect to such Covered Bonds (other than the Dealers) have complied and will comply with the offering restrictions requirements of Regulation S under the Securities Act with respect thereto and neither the Guarantor LP, its affiliates nor any persons acting on its or their behalf (other than the Dealers) has engaged or will engage, in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) in connection with any offer or sale of Covered Bonds in the United States;

(m)
in respect of each Tranche agreed as contemplated herein to be issued and purchased or, as the case may be, subscribed, such Covered Bonds, if issued in registered form bearing a Securities Act legend meet the eligibility requirements of paragraph (d)(3) of Rule 144A under the Securities Act;

(n)	the Guarantor LP is not an “investment company” as defined in the United States Investment Company Act of 1940, as amended;

(o)	the Guarantor LP has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;

(p)
there are no stamp, issue or other taxes or duties payable within the Province of Ontario or Canada on or in connection with the execution, delivery or performance of this Agreement, the Covered Bond Guarantee, any Relevant Agreement, the Agency Agreement or in connection with the issue, sale, execution, delivery and performance of the Covered Bond Guarantee save in the circumstances described in Condition 8.01(i) and (ii) and save to the extent that goods and services tax may be payable in respect of a fee paid to an investment dealer or other person for certain advisory services performed in Canada;

(q)
the Guarantor LP has not issued, within the six months preceding any issue of Covered Bonds, any security of the same or a similar class as the Covered Bond Guarantee (excluding for greater certainty in connection with the issuance of U.S. Registered Covered Bonds) under circumstances that would require registration of such Covered Bonds or the Covered Bond Guarantee under the Securities Act;

(r)
each of the representations and warranties of the Guarantor LP (made in its capacity as such) in the Transaction Documents to which each is a party is true and correct in all material respects as of the date it is expressed to be made;

(s)
the Guarantor LP is able to pay its debts as and when due and will not become unable to do so in consequence of the execution by it of the Transaction Documents to which it is a party and the performance by it of the transactions envisaged by the Transaction Documents;

(t)
the Guarantor LP has not engaged in any activities since its incorporation other than (i) those incidental to any registration as a limited partnership under the Limited Partnerships Act (Ontario); (ii) the authorisation and execution of the Transaction Documents to which it is a party; (iii) the activities referred to or contemplated in the Transaction Documents or in the Offering Document; (iv) the activities necessary to hold the Covered Bond Portfolio and its other assets in accordance with the terms of the Transaction Documents;

(u)
other than as set out in any of the Transaction Documents there exists no mortgage, lien, pledge or other charge or security interest on or over its assets and other than the Transaction Documents, it has not entered into any material indenture or trust deed;

(v)
subject to the laws of bankruptcy and other laws affecting the rights of creditors generally, its obligations under the Covered Bond Guarantee and the Transaction Documents to which it is a party will be secured in the manner provided in the Security Agreement; and

(w)	the Guarantor LP is in compliance in all material respects with all of its obligations under Part I.1 of the NHA and the Guide.

3.03	RBC and the Guarantor LP jointly and severally undertake and agree with the Dealers and each of them that they shall:

(a)
indemnify each Dealer and each of its officers, directors or employees and each person by whom it is controlled for the purposes of the Securities Act (each, an “Indemnified Person”) against any claim, demand, action, liability, damages, loss, cost or expense including, without limitation, legal fees and any applicable value added tax which it may incur or which may be made against them or any of them as a result of, or arising out of, or in relation to, (i) any inaccuracy or alleged inaccuracy of any of the representations and warranties made by RBC and/or the Guarantor LP herein or in any Relevant Agreement or otherwise made by RBC or the Guarantor LP, as the case may be in respect of any Tranche; and (ii) any breach or alleged breach of any of the undertakings given by RBC and/or the Guarantor LP herein or in any Relevant Agreement or otherwise made by the Issuer, any Seller or the Guarantor LP, as the case may be in respect of any Tranche including, without limitation, its obligations under subclause 2.02(c) hereof;

(b)
unless the same is capable of remedy and is forthwith remedied, forthwith notify the Relevant Dealer of anything which has or may have rendered or will or may render untrue or incorrect in any respect any of the representations and warranties made by or on behalf of RBC or the Guarantor LP, as the case may be, at any time at which such representations and warranties are given or deemed to be given;

(c)
in relation to any Covered Bonds agreed by the Issuer and the Relevant Dealer to be listed and admitted to trading on any Stock Exchanges(s), use all reasonable efforts to procure the admission of the relevant Covered Bonds to listing and trading on such Stock Exchange(s) and to maintain the same until none of the Covered Bonds of the relevant Series is outstanding provided that, if it should be impracticable or unduly burdensome to maintain any such listing, RBC shall use all reasonable efforts to procure and maintain as aforesaid a listing or a quotation for the relevant Covered Bonds on such other Stock Exchange(s) as it and the Relevant Dealer(s) may reasonably agree.  However if such alternative listing is not available or is, in the opinion of RBC, impractical or unduly burdensome, RBC is not obligated to obtain an alternative listing for such Covered Bonds;

(d)
not acquire any beneficial interest, and will cause their affiliates (as defined in paragraph (a)(1) of Rule 144 under the Securities Act) not to acquire any beneficial interest, in any Covered Bond in registered form bearing the private placement legend as set forth in the form of registered Covered Bond scheduled to the Agency Agreement, unless they notify the Registrar of such acquisition;

(e)
in relation to any Covered Bonds which are restricted securities (as defined in Rule 144(a)(3) under the Securities Act) and during any period in relation thereto during which it is neither subject to Sections 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, make available on request to each holder of such Covered Bonds in connection with any resale thereof and to any prospective purchaser of such Covered Bonds from such holder, in each case upon request, the information specified in and meeting the requirements of Rule 144A(d)(4) under the Securities Act;

(f)
not, and shall procure that none of their affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act) will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner which would require the registration of the Covered Bonds under the Securities Act (excluding for greater certainty U.S. Registered Covered Bonds pursuant to the U.S. Underwriting Agreement);

(g)
in relation to any Registered Covered Bonds to be accepted into the book-entry system of DTC, co-operate with the relevant Dealer or, as the case may be, the Lead Manager and use all reasonable endeavours to permit the relevant Registered Covered Bonds to be eligible for clearance and settlement through DTC;

(h)
promptly from time to time take such action as the relevant Dealer or, as the case may be, the Lead Manager may request in order to ensure the qualification of any Registered Covered Bonds for offering and sale under the securities laws of such jurisdictions in the United States as the Dealer may request, and to comply with those laws so as to permit the continuance of sales and dealings in Registered Covered Bonds in those jurisdictions for as long as may be necessary to complete the distribution of Registered Covered Bonds , provided that (i) neither RBC nor the Guarantor LP shall be required to register or qualify such Registered Covered Bonds for sale under such securities laws and (ii) neither RBC nor the Guarantor LP shall for any such purpose be required to qualify to do business as a foreign corporation in any state wherein it is not so qualified or be required to subject itself to taxation in any such state;

(i)
for so long as Registered Covered Bonds or, with respect to the Guarantor LP, the Covered Bond Guarantee, respectively, remain outstanding and are “restricted securities” (as defined in Rule 144(a)(3) under the Securities Act), during any period in which they are neither subject to Sections 13 or 15(d) of the Exchange Act nor exempt from reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act, make available to any holder of, or beneficial owner of an interest in, Registered Covered Bonds in connection with any resale thereof and to any prospective purchaser designed by such holder or beneficial owner, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act;

(j)
in the event that any Covered Bond offered or to be offered by the Dealers in reliance upon Rule 144A would be ineligible for resale under Rule 144A (because such Covered Bond or the Covered Bond Guarantee is of the same class (within the meaning of Rule 144A) as other securities of RBC or the Guarantor LP, as applicable, which are listed on a U.S. securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system), RBC shall promptly notify the Dealers by telephone, confirmed in writing, of such fact and will promptly prepare and deliver to the Dealers an amendment or supplement to the Base Prospectus describing the Covered Bonds which are ineligible, the reason for such ineligibility and any other relevant information relating thereto;

(k)
in the case of Bearer Covered Bonds and Regulation S Covered Bonds, ensure that they and or their affiliates and any person acting on their or their affiliate’s behalf (other than any Dealer) will comply with the offering restrictions of Regulation S under the Securities Act;

(l)
ensure that neither they nor any of their affiliates nor any person acting on their or their affiliate’s behalf (other than any Dealer) will engage in any directed selling efforts in the United States (as defined in Regulation S under the Securities Act) with respect to any Bearer Covered Bonds or any Regulation S Covered Bonds;

(m)
ensure that neither they nor their affiliates nor any person acting on their or their affiliate’s behalf (other than any Dealer) will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in the United States in connection with any offer or sale of Covered Bonds in the United States;

(n)
except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D), not permit offers or sales of Bearer Covered Bonds to be made in the United States or its possessions or to their knowledge United States persons.  Terms used in this paragraph have the meanings given to them by the U.S. Internal  Revenue Code of 1986, as amended and the Treasury regulations thereunder;

(o)
comply (and for this purpose shall ensure that all necessary action is taken and all necessary conditions are fulfilled) with all applicable laws, regulations, directives (including any relevant implementing measures), rulings, policies and guidelines (as amended from time to time) of any governmental or regulatory authorities or central bank relevant in the context of the issue of any Covered Bonds and the performance of and compliance with their obligations thereunder, and under this Agreement, any Relevant Agreement and the Agency Agreement, and shall submit (or procure the submission on their behalf of) such reports or information and shall make (or procure that there is made on its behalf) such registrations and filings as may from time to time be required for compliance with such laws, regulations, directives (including any relevant implementing measures), rulings, policies and guidelines and shall procure that Covered Bonds shall have such maturities and denominations as may from time to time be required for compliance with all applicable laws, regulations, policies and guidelines;

(p)
procure, in relation to any Covered Bonds agreed by RBC and the Relevant Dealer to be listed and admitted to trading on any Stock Exchange(s) using the Base Prospectus, that the applicable Terms Document is lodged with such Stock Exchange(s) by the time required by such Stock Exchange(s);

(q)
in accordance with the terms thereof, ensure that any Covered Bond in temporary global or, as the case may be, permanent global form is exchanged for Covered Bond(s) (or, in the case of Eurosystem-eligible Covered Bonds, interests in the records of the relevant ICSD in a Covered Bond) in permanent global or, as the case may be, definitive form and any talon issued in respect of any Covered Bond in definitive form is exchanged in accordance with the Terms and Conditions for further coupons;

(r)
notify any Dealer promptly upon request by such Dealer of the aggregate principal amount of Covered Bonds of all or any Series from time to time outstanding in their currency of denomination and (if so requested) expressed in euro under the Programme;

(s)
procure that Covered Bonds are not issued save in circumstances and to the extent permitted and authorized under RBC’s charter, being the Bank Act (Canada) and any applicable resolution, by-law or authorization passed or given on behalf of RBC;

(t)
promptly deliver to each Dealer a certified copy of any legislation which amends or supersedes RBC’s charter and a certified copy of any resolution, by-law or other authorization passed or given on behalf of RBC or the Guarantor LP, as the case may be, which amends or supersedes the resolutions, by-laws or authorizations referred to in the Base Prospectus;

(u)
as soon as available deliver to each Dealer a copy of RBC’s Annual Report and of any interim report or financial statements and a copy of each document (other than Terms Documents) lodged by or on behalf of RBC or the Guarantor LP, as the case may be, in relation to the Programme or any Covered Bonds with any stock exchange or other relevant authority on which Covered Bonds shall then be listed and admitted to trading as soon as possible after it has been lodged;

(v)
(i)            before the first issue of Covered Bonds occurring after the end of each one year period commencing with the date of this Agreement and on such other occasions as a Dealer so requests (on the basis of reasonable grounds which shall include, without limitation, the publication of a supplement to the Base Prospectus in accordance with the Prospectus Directive other than a supplement that solely relates to the incorporation by reference of any interim or annual financial statements published or issued by the Issuer or the Guarantor LP, as the case may be) procure a further legal opinion or further legal opinions, as the case may be, in such form and with such content as the Dealers may reasonably require is or are delivered, at the expense of RBC and the Guarantor LP to the Dealers and the Arranger.  If at or prior to the time of any agreement to issue and purchase Covered Bonds under Section 2 such request is given with respect to the Covered Bonds to be issued, the receipt of such opinion or opinions in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Covered Bonds to that Dealer and such legal opinions shall be delivered at the expense of RBC and the Guarantor LP except in the case of a legal opinion requested for a Tranche of Covered Bonds which is not syndicated among a group of institutions, where the expense for the delivery of such opinion shall be as agreed between RBC, the Guarantor LP and the Relevant Dealer;

(ii)	(a)	at the time of the preparation of the Base Prospectus;

(b)	on each occasion when the Base Prospectus is amended or updated pursuant to subclause 3.03(ee) and on each occasion when the Base Prospectus is revised, supplemented or amended, (insofar as the revision, supplement or amendment concerns or contains financial information about RBC or the Guarantor LP, as the case may be); and

(c)	whenever so requested by the Dealers (or any of them) (on the basis of reasonable grounds),

deliver to the Dealers a procedures and findings letter or, if so requested by the Dealers and upon provision by the Dealers of a representation letter in form and substance acceptable to the Auditors, a comfort letter or comfort letters from the Auditors, such procedures and findings letter or comfort letter (each an “Auditors’ Letter”) in such form and with such content as the Dealers may reasonably request, provided that no Auditors’ Letter will be delivered pursuant to paragraph (b) above if the only revision, supplement or amendment concerned is or relates to the publication or issue of any interim or annual financial statements of RBC or the Guarantor LP, as the case may be, or any Investor Report.  If at or prior to the time of any agreement to issue and purchase Covered Bonds under Section 2 a request is made under paragraph (c) above with respect to the Covered Bonds to be issued, the receipt of the relevant Auditors’ Letter in a form satisfactory to the Relevant Dealer shall be a further condition precedent to the issue of those Covered Bonds to that Dealer; such Auditors’ Letters shall be at the expense of RBC and the Guarantor LP, except in the case of an Auditors’ Letter delivered for a Tranche of Covered Bonds which is not syndicated among a group of institutions, where the expense for delivery of such Auditors’ Letter shall be agreed as between RBC, the Guarantor LP and the Relevant Dealer;

(w)
save to the extent expressly contemplated in the Transaction Documents, not terminate any of the Transaction Documents to which it is a party or make or permit to become effective any amendment to the Transaction Documents which amendment may adversely affect the interests of any Dealer or any holder of any outstanding Covered Bonds and promptly notify each Dealer of any proposed amendment to or termination of the Transaction Documents concerning the Programme generally whether or not adversely affecting the interests of any Dealer or any holder of any outstanding Covered Bonds;

(x)
from time to time without request deliver to each Dealer a certificate as to the names and signatures of those persons who are authorized to act on behalf of RBC or the Guarantor LP, as the case may be, in relation to the Programme and notify each Dealer immediately in writing if any of the persons named in the list referred to in item 3 of Schedule 2 of this Agreement ceases to be or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Dealers that such person has been so authorized;

(y)
subject to paragraph (c) above, prepare, submit, furnish and publish (as appropriate) all such documents, information, advertisements and undertakings as may be required in order to effect or maintain the listing on the London Stock Exchange or any other Stock Exchange of all Covered Bonds listed or intended to be listed on such Stock Exchange and otherwise comply with the requirements of, and any undertakings given to, any such Stock Exchange including, without limitation, with respect to the preparation of a new, or an amendment or supplement to, the Base Prospectus;

(z)
without prejudice to paragraph (y) above, procure, in relation to each Tranche of Covered Bonds issued in circumstances requiring a prospectus under the Prospectus Directive, that the relevant Offering Document distributed in connection therewith shall have been updated not more than twelve months prior to the relevant Issue Date;

(aa)
notify each Dealer forthwith if there has been any downgrading or withdrawal of or placing on “credit-watch” with negative implications (or other similar publication of formal review by the relevant rating organisation) of the rating accorded to any security of RBC by Standard and Poor’s Credit Market Services Europe Ltd., Moody’s Investors Service, Inc., Fitch, Inc. or DBRS Limited to the extent such rating agencies are then rating any securities of RBC or any other rating agency as shall have issued a rating in connection with any security of RBC;

(bb)
at the same time as it is despatched, furnish each Dealer with a copy of the notice of any meeting of the holders of Covered Bonds of any Series which is called to consider any matter which is material in the context of the Programme generally and allow each Dealer and its advisers to attend and speak at any such meeting;

(cc)
not during the period commencing on the date of the Relevant Agreement and ending on the Issue Date of the relevant Tranche issue or agree to issue any securities of any nature denominated in the same currency or having the same economic terms as the Covered Bonds of the relevant Tranche, without prior consent of the Relevant Dealer, other than the acceptance of deposits in the ordinary course by RBC;

(dd)
supply promptly to each of the Dealers such number of copies of the Base Prospectus and, to each Relevant Dealer, such number of copies of the applicable Terms Document as, in either case, such Dealer may reasonably require, provided always in the case of an amendment or supplement to the relevant Offering Document or the updating or replacement of the relevant Offering Document that until RBC or the Guarantor LP delivers or causes to be delivered and a Dealer receives a copy of the relevant Offering Document as amended, supplemented, updated or replaced the definition of “relevant Offering Document” in respect of such Dealer shall mean the last relevant Offering Document delivered to such Dealer prior to receipt by such Dealer of such copy;

(ee)
update or amend the relevant Offering Document (following consultation with the Arranger on behalf of the Dealers or, in the case of an amendment affecting a specific issue of Covered Bonds only, the Relevant Dealer) by the publication of a supplement thereto or a revised version thereof in the light of any requirement of the relevant Stock Exchange(s).  If, at any time after the relevant Offering Document is approved and before admission to trading on a Regulated Market, (i) there arises or is noted a significant new factor, material mistake or inaccuracy relating to the information in the relevant Offering Document, which is capable of affecting the assessment of the Covered Bonds or (ii) there arises a change in the condition of RBC or the Guarantor LP, as the case may be, which is material in the context of the Programme or the issue of Covered Bonds thereunder, RBC or the Guarantor LP, as the case may be, shall promptly give to the Arranger and to each Dealer (or, in the case of a change affecting a specific issue of Covered Bonds, the Relevant Dealer) full information about the change or matter and shall promptly prepare a supplemental relevant Offering Document as may be required and approved by the Competent Authority (after the Arranger on behalf of the Dealers or the Relevant Dealer or Dealers, as the case may be, have (or has) had a reasonable opportunity to comment thereon) and shall otherwise comply with Section 87 of the FSMA, if applicable, and the Listing Rules in that regard and shall supply to the Relevant Dealer or Dealers, as the case may be, such number of copies of the supplement to or a new version of the relevant Offering Document as such Dealer or Relevant Dealer may reasonably request.  RBC shall promptly publish such supplemental to or new version of the relevant Offering Document once approved in accordance with Article 14 of the Prospectus Directive and, prior to admission to trading of Covered Bonds on a Regulated Market, request that the Competent Authority issue a certificate of approval under Article 18 of the Prospectus Directive in respect of such supplements to or new versions of the relevant Offering Document and notify them to the competent authority in the host Member State along with the supplement.  RBC and the Guarantor LP undertake that in the period from and including an Agreement Date to and including the related Issue Date of the new Covered Bonds, they will only prepare and publish a supplement to, or revised version of, the relevant Offering Document if they are required, or have reasonable grounds to believe that they are required, to do so in order to comply with section 87G of the FSMA and in such circumstances such supplement to, or revised version of, the relevant Offering Document shall for the purpose of section 87Q(4) of the FSMA and subclause 2.03(e), be deemed to have been prepared and published so as to comply with the requirements of section 87G of the FSMA and the disclosure contained therein shall be deemed to be material in the context of the issuing and offering of the Covered Bonds;

(ff)	in accordance with the requirements of the Prospectus Directive provide investors with a paper copy(ies) of the relevant Offering Document on demand and free of charge;

(gg)
(i) if RBC has agreed with the Arranger on behalf of the Dealers or with the Relevant Dealer(s), as the case may be, that admission to trading on a Regulated Market may be made in any host Member State that requires the relevant Offering Document or any supplement thereto to be passported under Article 18 of the Prospectus Directive and such passporting has not already been done, they will promptly, prior to the admission to trading on a Regulated Market, take all necessary action to enable such passporting  and request the Competent Authority to provide notification to the competent authority in such host Member State by way of a certificate of approval under Article 18 of the Prospectus Directive attesting that the relevant Offering Document or any supplement thereto has been drawn up in accordance with the Prospectus Directive, together with a copy of the relevant Offering Document or any supplement thereto;

(hh)
promptly notify each Dealer following receipt by RBC of confirmation that a certificate of approval has been delivered by the Competent Authority to the competent authority in any host Member State, as a result of a request by RBC under Article 18 of the Prospectus Directive;

(ii)
use all reasonable endeavours to take such measures as may be reasonably requested by the Arranger to qualify a Series of Covered Bonds for sale in each jurisdiction agreed between RBC and the Arranger in respect of such Series for such period as the Arranger may reasonably request in order to complete the placement of any Covered Bonds in respect of such Series and immediately advise the Dealers of the receipt by RBC of any notification with respect to the suspension of such qualification in any jurisdiction or the initiation or threatening of any proceedings for such purpose;

(jj)
allow the Dealers upon reasonable notice in writing to RBC and the Guarantor LP and during normal Toronto business hours, provided such investigations do not interfere with the day-to-day operations of RBC or the Guarantor LP, the right to make such reasonable due diligence investigation of the affairs of RBC and the Guarantor LP as is customary in the context of security offerings of the kind contemplated hereby;

(kk)	not request the deregistration of the Issuer as a registered issuer in the Registry or the deregistration of the Programme in the Registry for so long as any Covered Bonds are outstanding; and

(ll)	in relation to the Issuer, issue all Covered Bonds as a registered issuer under Part I.1 of the NHA and the Guide and under a registered covered bond programme under Part I.1 of the NHA and the Guide.

3.04
If any action, proceeding, claim or demand shall be brought or asserted against any Dealer (or any of its officers, directors or employees or any person by whom it is controlled for the purposes of the Securities Act) in respect of which indemnity may be sought from the Issuer as contemplated in subclause 3.03(a), such Dealer shall promptly notify the Issuer in writing thereof.

3.05
The Issuer and the Guarantor LP shall have the option of assuming the defence of any action, proceeding, claim or demand and retaining lawyers reasonably satisfactory to such Dealer (or other Indemnified Person) in each relevant jurisdiction, if more than one, and the Issuer or the Guarantor LP, as the case may be, shall be liable to pay the fees and expenses of such lawyers related to such action or proceeding.  In any action or proceeding, such Dealer (or other Indemnified Person) shall have the right to retain its own lawyers in each relevant jurisdiction, if more than one, but the fees and expenses of such lawyers shall be at the expense of such Dealer (or other Indemnified Person) unless:

(a)	the Issuer or the Guarantor LP, as the case may be, and such Dealer shall have mutually agreed to the retention of such lawyers; or

(b)	the Dealer (or other Indemnified Person) has defences additional to or different from the Issuer and the Guarantor LP; or

(c)
the Issuer or the Guarantor LP, as the case may be, has, pursuant to this Clause 3.05, elected to assume the defence itself but has failed to retain lawyers in any relevant jurisdiction pursuant to the previous sentence.

It is understood that the Issuer or the Guarantor LP, as the case may be, shall reimburse such fees and/or expenses as are incurred in respect of (a), (b) and (c).  The Issuer or the Guarantor LP, as the case may be, shall not be liable for any settlement of any such action or proceeding effected without its written consent (provided that such consent shall not be unreasonably withheld or delayed), but if settled with such consent (or without such consent in circumstances where such consent shall have been unreasonably withheld or delayed as aforesaid) or if there is a final judgement for the plaintiff, the Issuer agrees to indemnify the Dealer (or other Indemnified Person) from and against any loss or liability by reason of such settlement or judgement.  The Issuer or the Guarantor LP, as the case may be, will not settle any action or proceeding without the written consent of such Dealer (or other Indemnified Person) provided that such consent shall not be unreasonably withheld or delayed. The Dealer (or other Indemnified Person) will not settle any action or proceeding without the written consent of the Issuer or the Guarantor LP, as the case may be, provided that such consent shall not be unreasonably withheld or delayed.

3.06
The rights and remedies conferred upon any Dealer (or other Indemnified Person) under this Section 3 shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the issue, sale and purchase of the relevant Covered Bonds and regardless of any investigation made by such Dealer (or other Indemnified Person).

3.07	For the purposes of subclause 3.01(o):

(a)
the euro equivalent of Covered Bonds denominated in a currency other than euros shall be determined as of the Agreement Date for such Covered Bonds on the basis of the spot rate for the sale of euros against the purchase of the relevant currency in the London foreign exchange market quoted by the Issuing and Paying Agent on such Agreement Date or such other rate as the Issuer and the Relevant Dealer may agree;

(b)
the euro equivalent of Dual Currency Covered Bonds and Index Linked Covered Bonds shall be calculated in the manner specified above by reference to the original nominal amount of such Covered Bonds; and

(c)
the euro equivalent of Zero Coupon Covered Bonds and other Covered Bonds issued at a discount or premium shall be calculated in the manner specified above by reference to the net proceeds received by the Issuer for the particular issue.

Section 4.	Undertakings by the Dealers

4.01	Each Dealer (in the case of (a), party to the Relevant Agreement in question) undertakes to the Issuer that it will be bound by and comply with the provisions set out in Schedule 1 hereto:

(a)	as the same may be supplemented or modified by agreement of the Issuer and the Relevant Dealer in relation to any Tranche of Covered Bonds as set out in the applicable Terms Document; and

(b)
save to the extent that any of such provisions relating to any specific jurisdiction shall, as a result of change(s) after the date hereof in, or in official interpretation of, applicable laws and regulations, no longer be applicable but without prejudice to the obligations of the Dealer contained in the paragraph headed “General”.

4.02
The Issuing and Paying Agent has, in the Agency Agreement, agreed to act as Calculation Agent in respect of each Series of Covered Bonds unless the Dealer (or one of the Dealers) through whom such Covered Bonds are issued has agreed with the Issuer to act as Calculation Agent (or the Issuer otherwise agrees to appoint another institution to act as Calculation Agent) in respect of such Covered Bonds.

In relation to any Series of Covered Bonds in respect of which the Issuer and the relevant Dealer have agreed that such Dealer shall act as Calculation Agent and such Dealer is named as such in the applicable Terms Document;

(a)
the Issuer appoints such Dealer acting through its office specified for the purposes of Section 6 as Calculation Agent in respect of such Series of Covered Bonds for the purposes specified in the Agency Agreement (and with the benefit of the provisions thereof) and in the Terms and Conditions; and

(b)
such Dealer accepts such appointment and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Terms and Conditions and the provisions relating to the Calculation Agent contained in the Agency Agreement.

4.03
The Issuer and the Guarantor LP hereby both authorize each of the Dealers, on behalf of the Issuer and the Guarantor LP, to provide copies of, and make oral statements consistent with, the relevant Offering Document and any other documents entered into in relation to the Programme and such additional written information as the Issuer shall provide to the Dealers or approve for the Dealers to use or such other information prepared by the Issuer to actual and potential purchasers of Covered Bonds.  The Dealers each agree to keep confidential the various documents and all information clearly labelled “Confidential” which from time to time have been or will be disclosed to it concerning the Guarantor LP or the Issuer or any of their affiliates, and agrees not to disclose any portion of the same to any person.  Nothing herein shall prevent any Dealer from providing either oral or written information to actual or potential purchasers of Covered Bonds on its own behalf.

4.04
The obligations of the Dealers under this Section 4 are several.  Except as expressly provided herein or in the Relevant Agreement, none of the Dealers will have any responsibility or liability to any other Dealer, the Issuer, the Guarantor LP, any Holder or any  Relevant Account Holder (and the Issuer hereby expressly acknowledges that such is the case) for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Offering Document, this Agreement, any Relevant Agreement or any notice or other document delivered under this Agreement or any Relevant Agreement.

4.05
Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and have no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Offering Document, a Terms Document, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Tranche of Covered Bonds.

4.06
In relation to any Series of Covered Bonds contemplating physical settlement in respect of which the Issuer and the Relevant Dealer have agreed that such Dealer or a nominee thereof (the “Nominee”) shall act as Delivery Agent and such Dealer or Nominee is named as such in the applicable Terms Document, then:

(a)
in the case of a Dealer itself, the Issuer appoints such Dealer, acting through its office specified for the purposes of Section 6, as Delivery Agent in respect of such Series of Covered Bonds for the purposes specified in the Terms and Conditions and such Dealer accepts such appointment and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Terms and Conditions and the Delivery Agency Agreement in the form agreed with such Dealer; or

(b)	in the case of a Nominee, such Dealer shall procure that the Nominee enters into a Delivery Agency Agreement in substantially the form agreed with such Nominee

Section 5.	Costs and Expenses

5.01
Unless otherwise specifically agreed with a Relevant Dealer in connection with a specific Tranche, the Issuer and the Guarantor LP are responsible for payment of the proper costs, charges and expenses (and any applicable value added tax):

(a)
of any legal, accountancy and other professional advisers instructed by the Issuer in connection with the establishment and maintenance of the Programme, the preparation of the Base Prospectus and Drawdown Prospectus and the Disclosure Documents, or the issue and sale of any Covered Bonds or the compliance by the Issuer or the Guarantor LP with their obligations hereunder or under any Relevant Agreement including, without limitation, the provision of legal opinions and Auditors’ Letters as and when required by the terms of this Agreement or any Relevant Agreement;

(b)	of any legal and other professional advisers instructed by RBC Capital Markets or RBC Europe Limited in connection with the establishment and maintenance of the Programme;

(c)	incurred in connection with the preparation and delivery of this Agreement, the Agency Agreement and any other Transaction Documents or documents connected with the Programme or any Covered Bonds;

(d)
of and incidental to the setting, proofing, printing and delivery of the Base Prospectus, any Terms Document and any Covered Bonds (whether in global or definitive bearer form or in registered form) including inspection and authentication;

(e)	of the other parties to the Agency Agreement;

(f)	incurred at any time in connection with the application for any Covered Bonds to be listed and admitted to trading on any stock exchange(s) and the maintenance of any such listing(s);

(g)	of any advertising agreed upon between the Issuer, the Guarantor LP and the Relevant Dealer; and

(h)
any qualification of the Covered Bonds under U.S. state securities laws in accordance with the provisions of Section 3.03(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Dealers in connection therewith and in connection with the preparation and delivery to the Dealers of any Blue Sky or Legal Investment Survey.

5.02
Unless otherwise specifically agreed with a Relevant Dealer in connection with a specific Tranche and save in the circumstances described in Condition 8.01(i) to (v), the Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the establishment and maintenance of the Programme, the issue, sale or delivery of Covered Bonds and the entry into, execution and delivery of this Agreement, the Agency Agreement and each Relevant Agreement and Final Terms and shall, to the extent permitted by law, indemnify each Dealer against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur or which may be made against it as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

Section 6.	Notices and Communications

6.01
All notices and communications hereunder or under any Relevant Agreement shall be made in writing (by letter or fax) and shall be sent to the addressee at the address or fax number specified against its name in Schedule 5 to this Agreement (or, in the case of  a Dealer not originally party hereto, specified by notice to the Issuer and the other Dealers at or about the time of its appointment as a Dealer) and for the attention of the person or department therein specified (or as aforesaid) or, in any case, to such other address or fax number and for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

6.02
Whenever a notice or other communication shall be given as aforesaid by fax it shall be deemed received (subject to the transmission report showing that the fax has been sent) on the day of despatch provided that if the time of despatch is after 4.00 p.m. (local time of the recipient) on any day which is a business day in the place of the recipient, it shall be deemed to have been received on the next business day in the place of the recipient and whenever a notice or other communication is sent by post as aforesaid it shall be deemed received three days (in the case of inland post) or seven days (in the case of cross border post) after being posted in a properly prepaid envelope and whenever a notice or other communication is delivered by hand, it shall be deemed received upon actual delivery.

Section 7.	Changes in Dealers

7.01	The Issuer may:

(a)
by thirty days’ notice in writing to any Dealer, terminate this Agreement in relation to such Dealer but without prejudice to any rights or obligations accrued or incurred on or before the effective date of termination and in particular without prejudice to the validity of any Relevant Agreement; and/or

(b)
nominate any reputable institution as a new Dealer hereunder either generally in respect of the Programme or only in relation to a particular Tranche, in which event, upon the confirmation by such institution of a letter in the terms or substantially in the terms set out in Schedule 3 or pursuant to an agreement in or substantially in the form of Schedule 7 or on any other terms acceptable to the Issuer and such institution, such institution shall, subject as provided below, become a party hereto with all the authority, rights, powers, duties and obligations of a Dealer hereunder, provided further that an institution which has become a Dealer in relation to a particular Tranche only shall have the benefit of the undertakings contained in paragraphs (t) and (x) of Clause 3.03 only if such Dealer requests the benefit of such undertakings, in which case the Dealer shall have the benefit of such undertakings to the extent so requested, and shall have the benefit of the undertakings contained in subclauses (p), (r), (s), (u), (v), (z) and (aa) of Clause 3.03 and the benefit of Section 8 only up to and including the Issue Date of the relevant Tranche of Covered Bonds.

7.02
Any Dealer may, by thirty days’ written notice to the Issuer, resign as a Dealer under this Agreement but without prejudice to any rights or obligations accrued or incurred on or before the effective date of resignation and in particular the validity of any Relevant Agreement.

7.03
The Issuer will notify existing Dealers appointed generally in respect of the Programme and the Issuing and Paying Agent of any change in the identity of other Dealers appointed generally in respect of the Programme as soon as reasonably practicable thereafter.

Section 8.	Increase in Authorized Amount

8.01
The Issuer and the Guarantor LP may, from time to time, by giving ten days’ notice by letter in substantially the form set out in Schedule 4 to each of the Dealers (with a copy to the other Paying Agents and the Registrars), increase the Authorized Amount.

8.02
Notwithstanding the provisions of Clause 8.01 above, no increase shall be effective unless and until (i) each of the Dealers shall have received in form, number and substance satisfactory to each such Dealer, the documents and confirmations described in Schedule 2 to this Agreement (with such changes as may be relevant having regard to the circumstances at the time of the proposed increase) and such further documents and confirmations as may be requested by the Dealers including, without limitation, Auditors’ Letters and a supplemental or updated Base Prospectus as required by the Competent Authority and (ii) the Issuer and the Guarantor LP shall have complied with all legal and regulatory requirements necessary for the issuance of, and performance of obligations under, Covered Bonds up to such new Authorized Amount and upon such increase taking effect, all references in this Agreement to the Authorized Amount being in a certain principal amount shall be to the increased principal amount.

Section 9.	Assignment

9.01	This Agreement shall be binding upon and shall inure for the benefit of the Issuer, the Guarantor LP and the Dealers and their respective successors and permitted assigns.

9.02
Neither the Issuer nor the Guarantor LP may assign its rights or transfer its obligations under this Agreement, in whole or in part, and any purported assignment or transfer shall be void.  No Dealer may assign any of its rights or delegate or transfer any of its obligations under this Agreement or any Relevant Agreement, in whole or in part, without the prior written consent of the Issuer and the Guarantor LP and any purported assignment or transfer without such consent shall be void, except any assignment of such rights and delegation or transfer of such obligations to any corporation into which a Dealer may be merged or converted, any corporation with which any Dealer may be consolidated, any corporation resulting from any merger, conversion or consolidation to which any Dealer shall be party, or any corporation, partnership, trust or other organisation in whatever form to which any Dealer shall sell or otherwise transfer all or substantially all of its assets or to which a Dealer may assign and transfer all of its rights and obligations hereunder in whatever form such Dealer determines may be appropriate that may succeed to and that assumes such obligations by contract, operation of law or otherwise shall be valid.  Upon the date when such merger, consolidation, conversion or transfer and assumption becomes effective and to the extent permitted by applicable law, and without further formality such Dealer shall be relieved of, and fully discharged from, all obligations hereunder and any Relevant Agreement, whether such obligations arose before or after such transfer and assumption.

Section 10.	Law and Jurisdiction

10.01	This Agreement and each Relevant Agreement is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and of Canada applicable therein.

Section 11.	Currency Indemnity

If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer or in the liquidation, insolvency or analogous process of the Issuer or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due (the “required currency”), then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for any Dealer to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of liquidation, insolvency or analogous process of the Issuer, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by any Dealer falls short of the amount due under the terms of this Agreement, the Issuer and the Guarantor LP shall, as a separate and independent obligation, indemnify and hold harmless such Dealer against the amount of such shortfall.  For the purpose of this Clause “rate of exchange” means the rate at which the relevant Dealer is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and the reasonable costs of exchange.

Section 12.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.  Any party may enter into this Agreement by signing such counterpart.

Section 13.	Non-Petition

RBC and the Dealers agree that they shall not institute or join any other Person or entity in instituting against, or with respect to, the Guarantor LP, or any of the general partners of the Guarantor LP, any bankruptcy or insolvency event so long as any Covered Bonds issued by the Issuer under the Programme shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Covered Bonds shall have been outstanding.  The foregoing provision shall survive the termination of this Agreement by any of the parties hereto.

IN WITNESS whereof this Agreement has been entered into as of the day and year first above written.

SIGNATURES

ROYAL BANK OF CANADA

By:	/s/ David Power	By:	/s/ Steven Walper
	Vice President, Corporate Treasury		Vice President Asset Liability and
Pension Investment Management

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP, by its managing general partner RBC COVERED BOND GP INC.
By:	/s/ David Power
David Power President

The Dealers

RBC EUROPE LIMITED

By:	/s/ Ivan Brown
Ivan Browne Authorized Signatory

RBC CAPITAL MARKETS, LLC

By:	/s/	Scott Primrose
Scott Primrose
Head, DCM transaction Management

SCHEDULE 1

Selling and Transfer Restrictions

Canada
The Covered Bonds have not been and will not be qualified for sale under the securities laws of any province or territory of Canada and each Dealer hereby represents and agrees that it has not offered, sold or distributed, and that it will not offer, sell or distribute any Covered Bonds, directly or indirectly, in Canada or to, or for the benefit of any resident thereof in contravention of the securities laws of Canada or any province or territory thereof. Each Dealer hereby agrees not to distribute or deliver the Base Prospectus, other Offering Document, or any other offering material relating to the Covered Bonds, in Canada in contravention of the securities laws of Canada or any province or territory thereof.

United States of America

Transfer Restrictions
Except for U.S. Registered Covered Bonds, the Covered Bonds have not been registered under the Securities Act and may not be offered or sold within the U.S. or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act.  Accordingly, the Covered Bonds are to be sold only (1) to “qualified institutional buyers” (as defined in Rule 144A) (“QIBs”) in compliance with Rule 144A and (2) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

Each purchaser of Registered Covered Bonds (other than a person purchasing an interest in a Registered Global Covered Bond with a view to holding it in the form of an interest in the same Global Covered Bond) or person wishing to transfer an interest from one Registered Global Covered Bond to another or from global to definitive form or vice versa, will be required to acknowledge, represent and agree as follows (terms used in this paragraph that are defined in Rule 144A or in Regulation S are used herein as defined therein):

(a)
that either (i) it is a QIB, purchasing (or holding) the Covered Bonds for its own account or for the account of one or more QIBs and it is aware that any sale to it is being made in reliance on Rule 144A or (ii) it is outside the United States and is not a U.S. person and is not acquiring the new Covered Bonds for the account or benefit of a U.S. person and is acquiring the new Covered Bonds outside of the U.S. pursuant to Regulation S under the Securities Act;

(b)
that the Covered Bonds are being offered and sold in a transaction not involving a public offering in the United States within the meaning of the Securities Act, and that the Covered Bonds and the Covered Bond Guarantee have not been and will not be registered under the Securities Act or any applicable U.S. State securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

(c)
that, unless it holds an interest in a Regulation S Global Covered Bond and either is a person located outside the United States or is not a U.S. person, if in the future it decides to resell, pledge or otherwise transfer the Covered Bonds or any beneficial interests in the Covered Bonds, it will do so only (i) to the Issuer or any affiliate thereof, (ii) inside the United States to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in compliance with Rule 904 under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable U.S. state securities laws;

(d)	it will, and will require each subsequent holder to, notify any purchaser of the Covered Bonds from it of the resale restrictions referred to in paragraph (c) above, if then applicable;

(e)
that Covered Bonds initially offered in the United States to QIBs will until the earlier of the expiration of the applicable holding period with respect to the Covered Bonds set forth in Rule 144A, or the transfer of the Covered Bonds pursuant to B(3) and (4) below, be represented by one or more Rule 144A Global Covered Bonds and that Covered Bonds offered outside the United States in reliance on Regulation S will be represented by one or more Regulation S Global Covered Bonds;

(f)
that either (A) it is not and for so long as it holds a Covered Bond (or any interest therein) will not be (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets include the assets of any such employee benefit plan subject to ERISA or other plan subject to Section 4975 the Code, or (iv) a governmental or other benefit plan which is subject to any U.S. federal, state or local law, that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (B) its purchase and holding of the Covered Bonds will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of such a governmental or other employee benefit plan, any such substantially similar U.S. federal, state or local law for which an exemption is not available;

(g)	that the Covered Bonds, other than the Regulation S Global Covered Bonds, will bear a legend to the following effect unless otherwise agreed to by the Issuer:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE AGENCY AGREEMENT) AND OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) OTHERWISE PURSUANT TO THE SECURITIES ACT OR AN EXEMPTION THEREFROM, SUBJECT TO RECEIPT BY THE ISSUER OF SUCH SATISFACTORY EVIDENCE AS THE ISSUER MAY REASONABLY REQUIRE, WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THIS COVERED BOND WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR U.S. FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.”;

(h)
if it is outside the United States and is not a U.S. person, that if it should resell or otherwise transfer the Covered Bonds prior to the expiration of the distribution compliance period (defined as 40 days after the completion of the distribution of the Tranche of Covered Bonds of which such Covered Bonds are a part, as determined and certified by the relevant Dealer, in the case of a non-syndicated issue, or the Lead Manager, in the case of a syndicated issue (the “Distribution Compliance Period”)), it will do so only (a)(i) outside the United States in compliance with Rule 904 under the Securities Act or (ii) to a QIB in compliance with Rule 144A and (b) in accordance with all applicable U.S. State securities laws; and it acknowledges that the Regulation S Global Covered Bonds will bear a legend to the following effect unless otherwise agreed to by the Issuer:

“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT IN RESPECT OF THIS SECURITY (THE “AGENCY AGREEMENT”) AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UNTIL THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE COVERED BONDS OF THE TRANCHE OF WHICH THIS COVERED BOND FORMS PART, SALES MAY NOT BE MADE IN THE UNITED STATES OR TO U.S. PERSONS UNLESS MADE (I) PURSUANT TO RULE 903 OR 904 OR REGULATION S UNDER THE SECURITIES ACT OR (II) TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN, AND IN TRANSACTIONS PURSUANT TO, RULE 144A UNDER THE SECURITIES ACT.

BY ITS PURCHASE AND HOLDING OF THIS COVERED BOND (OR ANY INTEREST THEREIN), THE PURCHASER OR HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT EITHER (A) IT IS NOT AND FOR SO LONG AS IT HOLDS THIS COVERED BOND (OR ANY INTEREST HEREIN) WILL NOT BE (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR OTHER PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR (IV) A GOVERNMENTAL OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY U.S. FEDERAL, STATE OR LOCAL LAW, THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR (B) ITS PURCHASE AND HOLDING OF THIS COVERED BOND WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF SUCH A GOVERNMENTAL OR OTHER EMPLOYEE BENEFIT PLAN, ANY SUCH SUBSTANTIALLY SIMILAR U.S. FEDERAL, STATE OR LOCAL LAW FOR WHICH AN EXEMPTION IS NOT AVAILABLE.”; and

(i)
that the Issuer and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of such acknowledgements, representations or agreements made by it are no longer accurate, it will promptly notify the Issuer; and if it is acquiring any Covered Bonds as a fiduciary or agent for one or more accounts it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

No sales of Legended Covered Bonds in the United States to any one purchaser will be for less than the minimum purchase price set forth in the applicable Final Terms in respect of the relevant Legended Covered Bonds. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least an amount equal to the applicable minimum purchase price set forth in the applicable Final Terms in respect of the relevant Legended Covered Bonds.

Dealers may arrange for the resale of Covered Bonds to QIBs pursuant to Rule 144A and each such purchaser of Covered Bonds is hereby notified that the Dealers may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A. The minimum aggregate principal amount of Covered Bonds which may be purchased by a QIB pursuant to Rule 144A will be specified in the applicable Final Terms (or the approximate equivalent in another Specified Currency).

Selling Restrictions
Regulation S, Category 2, TEFRA D Rules apply, unless TEFRA C Rules are specified as applicable in the applicable Final Terms or unless TEFRA Rules are not applicable. Rule 144A eligible sales will be permitted, if so specified in the applicable Final Terms.

Each Dealer understands that the Covered Bonds and the Covered Bond Guarantee have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or any State securities laws and may not be offered or sold within the United States or its territories or possessions or to or for the account or benefit of U.S. persons as defined in Regulation S and the Securities Act except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The Covered Bonds in bearer form are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder.

In connection with any Covered Bonds which are offered or sold outside the United States in reliance on Regulation S (“Regulation S Covered Bonds”), each Dealer represents and agrees, and each further Dealer appointed under the Programme will be required to represent and agree, that it will not offer, sell or deliver such Regulations S Covered Bonds (i) as part of its distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Tranche of Covered Bonds of which such Covered Bonds are a part, as determined and certified by the relevant Dealer, in the case of a non-syndicated issue, or the Lead Manager, in the case of a syndicated issue, and except in either case in accordance with Regulation S under the Securities Act. Each Dealer further agrees, and each further Dealer appointed under the Programme will be required to agree, that it will send to each dealer to which it sells any Regulation S Covered Bonds during the Distribution Compliance Period a confirmation or other notice setting forth the restrictions on offers and sales of the Regulation S Covered Bonds within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

In addition, until forty days after the commencement of the offering of Covered Bonds comprising any Tranche, any offer or sale of Covered Bonds within the United States by any Dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A under the Securities Act (if available).

Dealers may arrange for the resale of Covered Bonds to QIBs pursuant to Rule 144A and each such purchaser of Covered Bonds is hereby notified that the Dealers may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A. The minimum aggregate principal amount of Covered Bonds which may be purchased by a QIB pursuant to Rule 144A will be specified in the applicable Final Terms in U.S. dollars (or the approximate equivalent in another Specified Currency). Each issuance of Index Linked Covered Bonds or Dual Currency Covered Bonds will be subject to such additional U.S. selling restrictions as the Issuer and the relevant Dealer(s) may agree as a term of the issuance and purchase of such Covered Bonds, which additional selling restrictions will be set out in the applicable Final Terms.

Public Offer Selling Restriction under the Prospectus Directive
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer represents and agrees, and each additional Dealer appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Covered Bonds which are the subject of the offering contemplated by the Base Prospectus as completed by the applicable Final Terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Covered Bonds to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer(s) nominated by the Issuer for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Covered Bonds referred to in (a) to (d) above shall require the publication by the Issuer or any Dealer(s) of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Covered Bonds to the public” in relation to any Covered Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Covered Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Covered Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Selling Restrictions addressing additional United Kingdom Securities Laws
Each Dealer represents, warrants and agrees, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Covered Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Guarantor LP or, in the case of the Issuer, would not, if the Issuer was not an authorized person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Covered Bonds in, from or otherwise involving the United Kingdom.

Republic of France
Each Dealer represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, Covered Bonds to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the Base Prospectus, any Drawdown Prospectus, the applicable Final Terms or any other offering material relating to the Covered Bonds, and that such offers, sales and distributions have been and will be made in France only to (i) providers of investment services relating to portfolio management for the account of third parties, and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, articles L 411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier.

Republic of Italy
The offering of the Covered Bonds has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, each Dealer has represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver, any Covered Bonds in the Republic of Italy (“Italy”) in a solicitation to the public, and that sales of the Covered Bonds in Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulations.

Each of the Dealers represents and agrees, and each other purchaser will be required to represent and agree, that it will not offer, sell or deliver any Covered Bonds or distribute copies of the Base Prospectus or any other document relating to the Covered Bonds in Italy except:

(a)
to “Qualified Investors” (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (“Decree No. 58”)  and as defined under Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“CONSOB Regulation No. 11971”); or

(b)	in any other circumstances where an express exemption from compliance with the public offering restrictions applies, as provided under Article 100 of Decree No. 58 or CONSOB Regulation No. 11971.

Any offer, sale or delivery of the Covered Bonds or distribution of copies of the Base Prospectus and any supplement thereto or any other document relating to the Covered Bonds in Italy must be:

(i)
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”), Decree No. 58 and CONSOB Regulation No. 16190 of 29 October 2007 (in each case, as amended) and any other applicable laws and regulations;

(ii)
in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in Italy; and

(iii)	in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Please note that in accordance with Article 100-bis of the Consolidated Financial Services Act, where no exemption from the rules on public offerings applies under (a) and (b) above, the subsequent distribution of the Covered Bonds on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Consolidated Financial Services Act and CONSOB Regulation No. 11971. Failure to comply with such rules may result in the sale of such Covered Bonds being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

Japan
The Covered Bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”). Each Dealer represents and agrees, and each further Dealer appointed under the Programme will be required to represent and agree, that it will not offer or sell any Covered Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of a resident of, Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

The Netherlands
Each Dealer represents and agrees, and each further Dealer appointed under the Programme will be required to represent and agree, that unless it is specified within the applicable Final Terms that a non-exempt offer may be made in The Netherlands, any Covered Bonds will only be offered in The Netherlands to Qualified Investors (as defined in the Prospectus Directive), unless such offer is made in accordance with the Dutch Financial Supervision Act (Wet op het financieel toezicht).

General
Each Dealer acknowledges that no action has been or will be taken in any country or jurisdiction by the Issuer, the Guarantor LP, the Dealers or the Bond Trustee that would permit a public offering of Covered Bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action not been taken. Each Dealer hereby agrees that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Covered Bonds or has in its possession or distributes offering material, in all cases at their own expense.

The Dealers will not be bound by any of the restrictions relating to any specific jurisdiction (set out above) to the extent that such restrictions will, as a result of change(s) or change(s) in official interpretation, after the date hereof, in applicable laws and regulations, no longer be applicable but without prejudice to the obligations of the Dealers described in the paragraph headed “General” above.

Selling restrictions may be supplemented or modified with the agreement of the Issuer.

SCHEDULE 2

Conditions Precedent

1.	A copy of the Bank Act (Canada) (or confirmation of no change), if requested, a certified copy of the by-laws of the Issuer and a certified copy of the constitutional documents of the Guarantor LP.

2.
Certified true copies of all relevant resolutions and other authorizations required to be passed or given, and evidence of any other action required to be taken, on behalf of the Issuer and the Guarantor LP authorizing the establishment and update of the Programme, the issue of Covered Bonds thereunder, the execution and delivery of the Dealership Agreement, the Agency Agreement, the other Transaction Documents to which they are parties and the Covered Bonds and the performance of the Issuer’s and the Guarantor LP’s, as the case may be, obligations thereunder and the appointment of the persons named in the lists referred to in paragraph 3 below.

3.	A list of the names, titles and specimen signatures of the persons authorized:

(a)	to sign on behalf of the Issuer, the Seller or the Guarantor LP the documents referred to in paragraph 2 above and the Covered Bonds;

(b)	to enter into any Relevant Agreement with any Dealer(s);

(c)	to sign on behalf of the Issuer or the Guarantor LP all notices and other documents to be delivered pursuant thereto or in connection therewith; and

(d)	to take any other action on behalf of the Issuer or the Guarantor LP in relation to the Programme.

4.	A certified true copy of any necessary governmental, regulatory, tax, exchange control or other approvals or consents.

5.
A conformed copy of each Transaction Document and confirmation that executed copies of each Transaction Document have been delivered, in the case of the Trust Deed, to the Bond Trustee, in the case of the Security Agreement, to the Security Trustee and, in the case of the Agency Agreement, to the Bond Trustee and the Issuing and Paying Agent (for itself and the other agents party thereto).

6.
The Base Prospectus and confirmation that the UK Listing Authority will list on the Official List and that the London Stock Exchange will admit to trading on the Market any Covered Bonds to be issued under the Programme.

7.
Canadian and English law legal opinions from Norton Rose Fulbright Canada LLP and Norton Rose Fulbright LLP, Canadian and United Kingdom legal advisors to the Issuer and the Guarantor LP, respectively (and, if the Covered Bonds are offered under Rule 144A or otherwise in the United States, such opinions or other documents agreed between the parties from U.S. legal advisors to the Issuer and the Guarantor LP) and, if requested by the Dealers, McCarthy Tétrault LLP, legal advisors to the Dealers.

8.
Confirmation that master temporary and permanent global Covered Bonds and global registered Covered Bonds, duly executed by the Issuer, have been delivered to the Issuing and Paying Agent or the applicable Agent.

9.
In the case of Eurosystem-eligible Covered Bonds (and Non-Eligible Covered Bonds in respect of which the Issuer has notified the Issuing and Paying Agent that effectuation is to be applicable), a certified true copy of an authorization from the Issuer to the Common Safekeeper, authorizing the Common Safekeeper to effectuate the NGCB Temporary Global Covered Bond and NGCB Permanent Global Covered Bond (and/or Registered Global Covered Bond, as applicable) and to destroy the NGCB Temporary Global Covered Bond and/or NGCB Permanent Global Covered Bond (and/or Registered Global Covered Bond, as applicable) upon instruction from the Issuing and Paying Agent in accordance with the Agency Agreement substantially in the form set out in Schedule 9.

10.	In the case of Eurosystem-eligible Covered Bonds, an executed Common Safekeeper election by the Issuing and Paying Agent in accordance with Clause 2.04 of the Agency Agreement.

11.	In the case of Eurosystem-eligible Covered Bonds, the Issuer-ICSDs Agreement, duly executed or a conformed copy thereof.

12.	Confirmation from the Issuer that the Base Prospectus has been published in accordance with Article 14 of the Prospectus Directive as described in the Base Prospectus.

13.	A copy of the DTC Letter of Representations duly signed by the Issuer and DTC.

14.	Comfort letters of Deloitte LLP in such form as the Dealers may reasonably request.

15.
Evidence that the Issuer is registered as a registered issuer in the Registry and the Programme is registered in the Registry and that on the relevant Issue Date the Issuer’s right to issue Covered Bonds under the Programme has not been suspended by CMHC.

SCHEDULE 3

Dealer Accession Letter

[Date]

[New Dealer]
[Address]

Ladies and Gentlemen,

Royal Bank of Canada
Programme for the Issuance of Covered Bonds
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership
(a limited partnership formed under the laws of Ontario)

We refer to the amended and restated dealership agreement dated July 25, 2013 and entered into in respect of the above Programme for the Issuance of Covered Bonds (such agreement, as further modified, amended or restated from time to time, the “Dealership Agreement”) between ourselves and the Dealers from time to time party thereto, and have pleasure in inviting you to become a Dealer upon the terms of the Dealership Agreement [but only in respect of [specify Tranche of Covered Bonds]]*, a copy of which has been supplied to you by us.  You have been supplied with a copy of the Base Prospectus and the legal opinions referred to in item 7 of Schedule 2 to the Dealership Agreement, together with copies of such other documents listed in Schedule 2 as you have requested.  [We are enclosing copies of the Auditors’ Letter [together with letters from such Auditors addressed to you and giving you the full benefit of the Auditors’ Letter].]**  Please return to us a copy of this letter signed by an authorized signatory whereupon you will become a Dealer for the purposes of the Dealership Agreement with [, subject as hereinafter provided,]* all the authority, rights, powers, duties and obligations of a Dealer under the Dealership Agreement [except that you shall not have the benefit of the undertakings contained in subclauses (t) and (x) of Clause 3.03 and shall have the benefit of the undertakings contained in subclauses (p), (r), (s), (u), (v), (z) and (aa) of Clause 3.03 and the benefit of Section 8 only up to and including the Issue Date of [describe the relevant Tranche of Covered Bonds]]*.

[If appointment is for a particular Tranche only, insert any additional selling restrictions]

This letter is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

Yours faithfully,
Royal Bank of Canada

By:

*	Applies only where the incoming Dealer is being appointed only in relation to a particular Tranche.
**
Applies only where incoming Dealer is being appointed a Dealer in relation to the Programme generally, the Dealer has requested the benefit of an existing Auditors’ Letter and arrangements acceptable to the Dealer and the Auditors have been made for the Dealer to obtain the benefit of such Auditors’ Letter.

RBC Covered Bond Guarantor Limited Partnership
by its managing general partner RBC Covered Bond GP Inc.

By:

CONFIRMATION

We hereby accept the appointment as a Dealer and accept all the duties and obligations under, and terms and conditions of, the Dealership Agreement upon the terms of this letter, [and shall comply with the selling restrictions set out above] [but only in respect of [specify Tranche of Covered Bonds]]*

We confirm that we are in receipt of all the documents [(other than those which have been waived by agreement between us)] referred to in the second sentence of your letter and have found them to be satisfactory [and waived the production of the documents referred to in subclauses (t) and (x) of Clause 3.03 of the Dealership Agreement]**.

For the purposes of the Dealership Agreement our communications details are as set out below.

[NEW DEALER]

By:

Date:

Address:	[ ]

Telex:	[ ]

Facsimile:	[ ]

Attention:	[ ]

[ ]

By:

***[Copies to:

(i) all existing Dealers who have been appointed in respect of the Programme generally; and

(ii) the existing Issuing and Paying Agent.]

*	Applies only where the incoming Dealer is being appointed only in relation to a particular Tranche.
**
Applies only where the incoming Dealer is being appointed only in relation to a particular Tranche.  To be modified if incoming Dealer requests the benefit of the undertakings in paragraphs (t) and (y) of Clause 3.03.

***	Applies only where the incoming Dealer is being appointed in respect of the Programme generally.

SCHEDULE 4

Notice of Increase of Authorized Amount

To:	[list all current Dealers appointed in respect of the Programme generally, Paying Agents and Registrars]

Ladies and Gentlemen,

Royal Bank of Canada
Programme for the Issuance of Covered Bonds
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership
(a limited partnership formed under the laws of Ontario)

We refer to the amended and restated dealership agreement dated July 25, 2013 and entered into in respect of  the above Programme for the Issuance of Covered Bonds (such agreement, as modified or amended from time to time, the “Dealership Agreement”), between ourselves and the Dealers from time to time party thereto).  Terms used in the Dealership Agreement shall have the same meaning in this letter.

Pursuant to Clause 8.01 of the Dealership Agreement, we hereby notify you that the Authorized Amount of the Programme shall be increased from [         ] to [        ] with effect from [date] or such later date upon which the requirements of Clause 8.02 of the Dealership Agreement shall be fulfilled, subject always to the provisions of Clause 8.02 of the Dealership Agreement.

From the date upon which the increase in the Authorized Amount becomes effective, all references in the Dealership Agreement to the Programme and the Authorized Amount being in a certain principal amount shall be to the increased principal amount as specified herein.

This letter is governed by, and shall be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

Yours faithfully,

Royal Bank of Canada

By:

RBC Covered Bond Guarantor Limited Partnership
by its managing general partner RBC Covered Bond GP Inc.

By:

SCHEDULE 5

Notice Details

The Issuer

Royal Bank of Canada
155 Wellington St. West,
14th Floor
Toronto, Ontario
Canada M5V 3K7

Fax:	416 974 1368
Attention:	Manager, Capital & Term Funding, Corporate Treasury

The Guarantor LP

RBC Covered Bond Guarantor Limited Partnership
c/o RBC Covered Bond GP Inc.
155 Wellington St. West,
14th Floor
Toronto, Ontario
Canada M5V 3K7

Fax:	416 974 1368
Attention:	Senior Manager, Securitization

The Dealers

RBC Europe Limited
Riverbank House
2 Swan Lane
London  EC4R 3BF

Fax:	+44 (0) 20 7029 7927
Attention:	New Issues Syndicate Desk

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York
10281

Attention:	DCM Transaction Manager

SCHEDULE 6

Part I – Pro Forma Final Terms

Final Terms dated [ ]

[Logo]

ROYAL BANK OF CANADA
(a Canadian chartered bank)

Issue of [Aggregate Principal Amount of Tranche] [Title of Covered Bonds]
under the

€23,000,000,000

Global Covered Bond Programme
unconditionally and irrevocably guaranteed as to payments by
RBC COVERED BOND GUARANTOR
LIMITED PARTNERSHIP
(a limited partnership formed under the laws of Ontario)

PART A – CONTRACTUAL TERMS
[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the “Conditions”) set forth in the Prospectus dated July 25, 2013 [and the supplements] to it dated [ ]] which [together] constitute[s] a base prospectus (the “Prospectus”) for the purposes of Directive 2003/71/EC, as amended (the “Prospectus Directive”). This document constitutes the Final Terms of the Covered Bonds described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Prospectus. Full information on the Issuer and the offer of the Covered Bonds is only available on the basis of the combination of these Final Terms and the Prospectus. The Prospectus and all documents incorporated by reference therein are available for viewing on the website of the Regulatory News Service operated by the London Stock Exchange at http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html under the name Royal Bank of Canada and the headline “Publication of Prospectus” and copies may be obtained from the offices of the Issuer, Royal Bank Plaza, 200 Bay Street, 8th Floor, South Tower, Toronto, Ontario, Canada M5J 2J5, and the offices of the Issuing and Paying Agent, One Canada Square, London E14 5AL, England.]

[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the “Conditions”) set forth in the prospectus dated [original date] which are incorporated by reference in the Prospectus dated July 25, 2013. This document constitutes the Final Terms of the Covered Bonds described herein for the purposes of Article 5.4 of Directive 2003/71/EC, as amended (the “Prospectus Directive”) and must be read in conjunction with the Prospectus dated July 25, 2013 [and the supplements to it dated [ ]], which [together] constitute[s] a base prospectus (the “Prospectus”) for the purposes of the Prospectus Directive. Full information on the Issuer and the offer of the Covered Bonds is only available on the basis of the combination of these Final Terms and the Prospectus. The Prospectus and all documents incorporated by reference therein are available for viewing and copies may be obtained from the offices of the Issuer, Royal Bank Plaza, 200 Bay Street, 8th Floor, South Tower, Toronto, Ontario, Canada M5J 2J5, and the offices of the Issuing and Paying Agent, One Canada Square, London E14 5AL, England.]

1.	(i)	Series Number:	[ ]

	(ii)	Tranche Number:	[ ]

	(iii)	Date on which the Covered Bonds become fungible:
[Not Applicable] [The Covered Bonds shall be consolidated and form a single Series and be interchangeable for trading purposes with the [     ] on [      ] [the Issue Date] [exchange of the Temporary Global Covered Bond for interests in the Permanent Global Covered Bond, as referred to in paragraph [20] below [which is expected to occur on or about [           ].]

2.	Specified Currency or Currencies:		[ ]

3.	Aggregate Principal Amount:		[ ]

	[(i)]	Series:	[ ]

	[(ii)]	Tranche:	[ ]

4.	Issue Price:		[ ] per cent. of the Aggregate Principal Amount [plus accrued interest from [ ]]

5.	(a)	Specified Denominations:	[[ ] [and integral multiples of [ ] in excess thereof up to and including [ ]. No Covered Bonds in definitive form will be issued with a denomination above [ ].]

	(b)	Calculation Amount:	[ ]

6.	(i)	Issue Date:	[ ]

	(ii)	Interest Commencement Date:	[ ] [Issue Date] [Not Applicable]

7.	(i)	Final Maturity Date:	[ ] [Interest Payment Date falling in or nearest to [ ]]

	(ii)	Extended Due for Payment Date of Guaranteed Amounts corresponding to the Final Redemption Amount under the Covered Bond Guarantee:	[[ ] after the Final Maturity Date] [Interest Payment Date falling in or nearest to [ ]]

8.	Interest Basis:		[[ ] per cent. Fixed Rate]
[[ ][LIBOR] [EURIBOR] + / - [ ] per cent. Floating Rate]
[Zero Coupon]

9.	Redemption/Payment Basis:		[Subject to any purchase and cancellation or early redemption, the Covered Bonds will be redeemed on the Maturity Date at [par] [ ] per cent of their nominal amount]

10.	Change of Interest Basis:
[Not Applicable] [Paragraph [13] [14] is applicable for the period from and including [   ] to but excluding [   ]] [Paragraph [13] [14] is applicable for the period from and including [   ] to but excluding [   ]]

[Coupon Switch Option applies: The Coupon Switch Option Date is [ ].] [Prior to the Coupon Switch Option Date, paragraph [13] [14] applies.  On and following the Coupon Switch Option Date, paragraph [13] [14] applies]  [The Principal Financial Centre is [ ]] [The Notice Period is [ ]] [The Business Centres are [  ]]

11.	Put Option /Call Option:	[Investor Put]
[Issuer Call]
[Not Applicable]

12.	[Date of [Board] approval for issuance of Covered Bonds obtained:	[ ] [and [ ], respectively]]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

13.	Fixed Rate Covered Bond Provisions		[Applicable] [Not Applicable]

	(i)	Rate[(s)] of Interest:	[ ] per cent. per annum [payable in arrear on each Interest Payment Date]

	(ii)	Specified Interest Payment Date(s):
[ ] in each year [adjusted in accordance with the Business Day Convention specified in paragraph 13(iii) below] [not adjusted] up to and including the [Final Maturity Date] [Extended Due for Payment Date, if applicable] [       ] (provided however that after the Extension Determination Date, the Interest Payment Date shall be monthly)

	(iii)	Business Day Convention:	[Following Business Day Convention]
[Modified Following Business Day Convention]
[Preceding Business Day Convention]
[Not Applicable]

	(iv)	Business Centre(s):	[ ] [Not Applicable]

	(v)	Fixed Coupon Amount(s):	[[ ] per Calculation Amount] [Not Applicable]

	(vi)	Broken Amount(s):	[[ ] per Calculation Amount, payable on the Interest Payment Date falling [on] [in] [ ]] [Not Applicable]

	(vii)	Day Count Fraction:	[30/360]
[Actual/Actual (ICMA)]
[Actual/Actual (ISDA)]
[Actual/360]

	(vii)	Determination Dates:	[[ ] in each year] [Not Applicable]

14.	Floating Rate Covered Bond Provisions		[Applicable] [Not Applicable]

	(i)	Interest Period(s):	[ ] [Not Applicable]

	(ii)	Specified Interest Payment Dates:
[ ], subject to adjustment in accordance with the Business Day Convention specified in paragraph 14(iii) below (provided however that after the Extension Determination Date, the Specified Interest Payment Date shall be monthly)

(iii)	Business Day Convention:		[Floating Rate Convention]
[Following Business Day Convention]
[Modified Following Business Day Convention]
[Preceding Business Day Convention]
[Not Applicable]

(iv)	Business Centre(s):		[ ] [Not Applicable]

(v)	Manner in which the Rate(s) of Interest is/are to be determined:		[Screen Rate Determination] [ISDA Determination]

(vi)	Party responsible for calculating the Rate(s) of Interest and Interest Amount(s):		[[ ] shall be the Calculation Agent] [Not Applicable]

(vii)	Screen Rate Determination:		[Applicable] [Not Applicable]

	–	Reference Rate:	[ ] month [LIBOR] [EURIBOR]

	–	Interest Determination Date(s):	[ ]

	–	Relevant Screen Page:	[ ]

	–	Relevant Time:	[ ] [Not Applicable]

	–	Reference Banks:	[ ] [Not Applicable]

	–	Relevant Financial Centre:	[ ] [Not Applicable]

	–	Principal Financial Centre:	[ ] [Not Applicable]

(viii)	ISDA Determination:		[Applicable] [Not Applicable]

	–	Floating Rate Option:	[ ]

	–	Designated Maturity:	[ ]

	–	Reset Date:	[ ]

(ix)	Margin(s):		[+ / -] [ ] per cent. per annum

(x)	Minimum Rate of Interest:		[[ ] per cent. per annum] [Not Applicable]

	(xi)	Maximum Rate of Interest:	[[ ] per cent. per annum] [Not Applicable]

	(xii)	Day Count Fraction:	[Actual/Actual] [Actual/Actual (ISDA)]
[Actual365 (Fixed)]
[Actual/360]
[30/360] [360/360] [Bond Basis]
[30E/360] [Eurobond Basis]
[30E/360 (ISDA)]
[Actual/Actual (ICMA)]

15.	Zero Coupon Covered Bond Provisions		[Applicable] [Not Applicable]

	(i)	Accrual Yield:	[ ] per cent. per annum

	(ii)	Reference Price:	[ ]

	(iii)	Day Count Fraction:	[30/360]
[Actual/360]
[Actual/365]

PROVISIONS RELATING TO REDEMPTION

16.	Call Option		[Applicable] [Not Applicable]

	(i)	Optional Redemption Date(s):	[ ]

	(ii)	Optional Redemption Amount(s) of each Covered Bond and method, if any, of calculation of such amount(s):	[[ ] per Calculation Amount]

	(iii)	If redeemable in part:

		(a) Minimum Redemption Amount:	[ ] per Calculation Amount

		(b) Maximum Redemption Amount:	[ ] per Calculation Amount

	(iv)	Notice period:	Minimum period: [15] [ ] days
Maximum period: [30] [ ] days

17.	Put Option		[Applicable] [Not Applicable]

	(i)	Optional Redemption Date(s):	[ ]

	(ii) Optional Redemption Amount(s) of each Covered Bond and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

	(iii) Notice period:	Minimum period: [15] [ ] days
Maximum period: [30] [ ] days

18.	Final Redemption Amount of each Covered Bond	[Par] [[ ] per Calculation Amount]

19.	Early Redemption Amount

Early Redemption Amount(s)  payable on redemption for taxation  reasons or illegality or upon  acceleration following an Issuer  Event of Default or Guarantor LP Event of Default or other early  redemption:
[[ ] per Calculation Amount] [As per Condition 6.02]

	Early Redemption Amount includes amount in respect of accrued interest:	[Yes: no additional amount in respect of accrued interest to be paid] [No: together with the Early Redemption Amount, accrued interest shall also be paid]

GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS

20.	Form of the Covered Bonds:	[Bearer Covered Bonds:]

[Temporary Global Covered Bond exchangeable for a Permanent Global Covered Bond which is exchangeable for Bearer Definitive Covered Bonds only after an Exchange Event]

[Temporary Global Covered Bond exchangeable for Bearer Definitive Covered Bonds [and/or Registered Definitive Covered Bonds] on [ ] days’ notice]

[Permanent Global Covered Bond exchangeable for Bearer Definitive Covered Bonds only after an Exchange Event]

[Registered Covered Bonds:]

Regulation S Global Covered Bond (U.S.$[ ] nominal amount) registered in the name of a nominee for [DTC] [CDS] [a common depositary for Euroclear and Clearstream] [a common safekeeper for Euroclear and Clearstream (that is, held under the NSS)] and exchangeable [on [ ] days’ notice] [at any time] [only after an Exchange Event] [Rule 144A Global Covered Bond (U.S.$[ ] nominal amount) registered in the name of a nominee for [DTC] [CDS] [a common depositary for Euroclear and Clearstream] [a common safekeeper for Euroclear and Clearstream (that is, held under the NSS)] and exchangeable [on [ ] days’ notice] [at any time] [only after an Exchange Event]

21.	New Global Covered Bond:	[Yes] [No]

22.	Financial Centre(s) or other special provisions relating to payment dates:	[Not Applicable] [ ]

23.	Talons for future Coupons to be attached to Definitive Covered Bonds (and dates on which such Talons mature):	[No] [Yes. ●]

24.	Euro Conversion Rate:	[ ] [Not Applicable]

25.	Branch of Account:	[Main Toronto Branch located at the Executive Offices at the address indicated at the back of the Prospectus] [London Branch]

Signed on behalf of the Issuer:		Signed on behalf of the Managing GP for and on behalf of the Guarantor LP:

By:		By:
	Duly authorized		Duly authorized

By:		By:
	Duly authorized		Duly authorized

PART B – OTHER INFORMATION

1.	LISTING

(i) Listing and admission to trading:
[Application has been made by the Issuer (or on its behalf) for the Covered Bonds to be admitted to the Official List of the [UK Listing Authority] [Luxembourg Stock Exchange] and to trading on the [Market] [Luxembourg Stock Exchange]with effect from [ ].] [Application is expected to be made by the Issuer (or on its behalf) for the Covered Bonds to be admitted to the Official List of the [UK Listing Authority] [Luxembourg Stock Exchange] and to trading on the [Market] [Luxembourg Stock Exchange] with effect from [ ].]

	(ii) Estimate of total expenses related to admission to trading:	[ ]

2.	RATINGS
	Ratings	The Covered Bonds to be issued have been rated:

[S&P: AAA]
[Moody’s: Aaa]
[Fitch: AAA]
[DBRS: AAA]

3.
INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE [ISSUE/OFFER]
[Save for the fees payable to the [Dealers/Managers], so far as the Issuer is aware, no person involved in the offer of the Covered Bonds has an interest material to the offer. The [Dealers/Managers] and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform other services for, the Issuer, [the Guarantor,] the Covered Bond Guarantor and their affiliates in the ordinary course of business.]  [] [Not Applicable]

4.	FIXED RATE COVERED BONDS ONLY – YIELD

	Indication of yield:		[ ]

5.	OPERATIONAL INFORMATION

	(i)	ISIN Code:	[ ]

	(ii)	Common Code:	[ ]

	(iii)	CUSIP:	[ ] [Not Applicable]

	(iv)	CINS:	[ ] [Not Applicable]

	(v)	Any clearing system(s) other than Euroclear Bank S.A./N.V., Clearstream Banking Société Anonyme, DTC, CDS, their addresses and the relevant identification number(s):	[Not Applicable] [ ]

	(v)	Delivery	Delivery [against/free of] payment

	(vi)	Name(s) and address(es) of additional Paying Agent(s) or Transfer Agent(s):	[ ]

6.	DISTRIBUTION

	(i)	U.S. Selling Restrictions	[Regulation S, compliance Category 2;] [TEFRA C Rules apply] [TEFRA D Rules apply] [TEFRA Rules not applicable] [Rule 144A eligible]

	(ii)	Canadian selling restrictions:	[Not Applicable] [The Covered Bonds may not be offered, sold or distributed, directly or indirectly, in Canada or to or for the benefit of, any resident in [ ]]

7.	THIRD PARTY INFORMATION

[Not Applicable] [[  ] has been extracted from [  ]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware, and is able to ascertain from information published by [  ], no facts have been omitted which would render the reproduced information inaccurate or misleading.

SCHEDULE 6

Part II – Pro Forma Pricing Supplement

IMPORTANT NOTICE

In accessing the attached pricing supplement (the “Pricing Supplement”) you agree to be bound by the following terms and conditions.

The information contained in the Pricing Supplement may be addressed to and/or targeted at persons who are residents of particular countries only as specified in the Pricing Supplement and/or in the Prospectus (as defined in the Pricing Supplement) and is not intended for use and should not be relied upon by any person outside those countries and/or to whom the offer contained in the Pricing Supplement is not addressed. Prior to relying on the information contained in the Pricing Supplement, you must ascertain from the Pricing Supplement and/or Prospectus whether or not you are an intended addressee of the information contained therein.

Neither the Pricing Supplement nor the Prospectus constitutes an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, exemption from registration or qualification under the securities law of any such jurisdiction.

NO PROSPECTUS IS REQUIRED IN ACCORDANCE WITH DIRECTIVE 2003/71/EC AS AMENDED (THE “PROSPECTUS DIRECTIVE”) FOR THIS ISSUE OF COVERED BONDS.  THE COVERED BONDS WHICH ARE THE SUBJECT OF THIS PRICING SUPPLEMENT ARE NOT COMPLIANT WITH THE PROSPECTUS DIRECTIVE AND THE UK LISTING AUTHORITY HAS NEITHER APPROVED NOR REVIEWED THE INFORMATION CONTAINED IN THIS PRICING SUPPLEMENT.

Pricing Supplement dated [ ]

[Logo]

ROYAL BANK OF CANADA
(a Canadian chartered bank)

Issue of [Aggregate Principal Amount of Tranche] [Title of Covered Bonds]
under the

€23,000,000,000

Global Covered Bond Programme
unconditionally and irrevocably guaranteed as to payments by
RBC COVERED BOND GUARANTOR
LIMITED PARTNERSHIP
(a limited partnership formed under the laws of Ontario)

Any person making or intending to make an offer of the Covered Bonds may only do so in circumstances in which no obligation arises for the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer.

Neither the Issuer nor any Dealer has authorised, nor do they authorise, the making of any offer of Covered Bonds in any other circumstances.

PART A – CONTRACTUAL TERMS

[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the “Conditions”) set forth in the Prospectus dated July 25, 2013 [and the supplements] to it dated [ ]] which [together] constitute[s] a base prospectus (the “Prospectus”). This document constitutes the Pricing Supplement of the Covered Bonds described herein and must be read in conjunction with the Prospectus. Full information on the Issuer and the offer of the Covered Bonds is only available on the basis of the combination of this Pricing Supplement and the Prospectus. The Prospectus and all documents incorporated by reference therein are available for viewing and may be obtained from the offices of the Issuer, Royal Bank Plaza, 200 Bay Street, 8th Floor, South Tower, Toronto, Ontario, Canada M5J 2J5, and the offices of the Issuing and Paying Agent, One Canada Square, London E14 5AL, England.]

[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the “Conditions”) set forth in the prospectus dated [original date] which are incorporated by reference in the Prospectus dated July 25, 2013. This document constitutes the Pricing Supplement of the Covered Bonds described herein and must be read in conjunction with the Prospectus dated July 25, 2013 [and the supplements to it dated [ ]], which [together] constitute[s] a base prospectus (the “Prospectus”). Full information on the Issuer and the offer of the Covered Bonds is only available on the basis of the combination of this Pricing Supplement and the Prospectus. The Prospectus and all documents incorporated by reference therein are available for viewing and copies may be obtained from the offices of the Issuer, Royal Bank Plaza, 200 Bay Street, 8th Floor, South Tower, Toronto, Ontario, Canada M5J 2J5, and the offices of the Issuing and Paying Agent, One Canada Square, London E14 5AL, England.]

1.		[Include whichever of the following apply or specify as “Not Applicable” (N/A). Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or sub-paragraphs. Italics denote guidance for completing the Pricing Supplement.]

1.	(i)	Series Number:	[ ]

	(ii)	Tranche Number:	[ ]

	(iii)	Date on which the Covered Bonds become fungible:
[Not Applicable] [The Covered Bonds shall be consolidated and form a single Series and be interchangeable for trading purposes with the [     ] on [      ] [the Issue Date] [exchange of the Temporary Global Covered Bond for interests in the Permanent Global Covered Bond, as referred to in paragraph [20] below [which is expected to occur on or about [           ].]

2.	Specified Currency or Currencies:		[ ]
(Condition 1.10)

3.	Aggregate Principal Amount:		[ ]

	[(i)]	Series:	[ ]

	[(ii)]	Tranche:	[ ]

4.	Issue Price:		[ ] per cent. of the Aggregate Principal Amount [plus accrued interest from [ ]] (in the case of fungible issues only (if applicable))

5.	(a)	Specified Denominations: (Condition 1.08 or 1.09)
[N.B. where Bearer Covered Bonds with multiple denominations are being used, the following sample wording should be followed:

[[ ] [and integral multiples of [ ] in excess thereof up to and including [ ]. No Covered Bonds in definitive form will be issued with a denomination above [ ].]

	(b)	Calculation Amount:
[ ]

[If only one Specified Denomination and no integral multiples in excess thereof, insert the Specified Denomination.  If there is more than one Specified Denomination, and no integral multiples in excess thereof, insert the highest common factor of the Specified Denominations.  If there are integral multiples in excess of the Specified Denomination(s), insert the highest common factor of the integral multiples and the Specified Denomination(s).] [Note – there must be a common factor in the case of two or more Specified Denominations or integral multiples in excess of the Specified Denomination(s).]

6.	(i)	Issue Date:	[ ]

	(ii)	Interest Commencement Date:	[(Specify)] [Issue Date] [Not Applicable]

7.	(i)	Final Maturity Date:	2.	[ ] [Interest Payment Date falling in or nearest to [ ] (specify date or (for Floating Rate Covered Bonds) Interest Payment Date falling in or nearest to the relevant month and year)

	(ii) Extended Due for Payment Date of Guaranteed Amounts corresponding to the Final Redemption Amount under the Covered Bond Guarantee:	[[ ] after the Final Maturity Date] [Interest Payment Date falling in or nearest to [ ]]

8.	Interest Basis:	[[ ] per cent. Fixed Rate]
[[ ][LIBOR] [EURIBOR][specify other] + / - [ ] per cent. Floating Rate]
[Zero Coupon]

9.	Redemption/Payment Basis:	[Subject to any purchase and cancellation or early redemption, the Covered Bonds will be redeemed on the Maturity Date at [par] [ ] per cent of their nominal amount]

10.	Change of Interest Basis:
[Not Applicable] [Paragraph [13] [14] is applicable for the period from and including [   ] to but excluding [   ]] [Paragraph [13] [14] is applicable for the period from and including [   ] to but excluding [   ]] (Specify details of any provision for convertibility of Covered Bonds into another interest basis)

[Coupon Switch Option applies: The Coupon Switch Option Date is [        ].] [Prior to the Coupon Switch Option Date, paragraph [13] [14] applies.  On and following the Coupon Switch Option Date, paragraph [13] [14] applies]  [The Principal Financial Centre is []] [The Notice Period is []] [The Business Centres are []]

11.	Put Option /Call Option:	[Investor Put]
[Issuer Call]
[Not Applicable]

12.	[Date of [Board] approval for issuance of Covered Bonds obtained:	[ ] [and [ ], respectively]] (N.B Only relevant where Board (or similar) authorisation is required for the particular Tranche of Covered Bonds)

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

13.	Fixed Rate Covered Bond Provisions (Condition 5.02)		[Applicable] [Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Rate[(s)] of Interest:	[ ] per cent. per annum [payable in arrear on each Interest Payment Date]

	(ii)	Specified Interest Payment Date(s):
[ ] in each year [adjusted in accordance with the Business Day Convention specified in paragraph 13(iii) below] [not adjusted] up to and including the [Final Maturity Date] [Extended Due for Payment Date, if applicable] [       ] (provided however that after the Extension Determination Date, the Interest Payment Date shall be monthly)

	(iii)	Business Day Convention:	[Following Business Day Convention]
[Modified Following Business Day Convention]
[Preceding Business Day Convention]
[Not Applicable]
[Other (specify)]

	(iv)	Business Centre(s):	[ ] [Not Applicable]

	(v)	Fixed Coupon Amount(s):	[[ ] per Calculation Amount] [Not Applicable]

	(vi)	Broken Amount(s):
[[ ] per Calculation Amount, payable on the Interest Payment Date falling [on] [in] [ ]] [Not Applicable] [Insert particulars of any initial or final broken interest amounts which do not correspond with the Fixed Coupon Amount[(s)]]

	(vii)	Day Count Fraction:	[30/360]
[Actual/Actual (ICMA)]
[Actual/Actual (ISDA)]
[Actual/360]
[specify other]

	(vii)	Determination Dates:
[[ ] in each year] (insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon. N.B. only relevant where Day Count Fraction is Actual/Actual (ICMA))
[Not Applicable]

	(viii)	Other terms relating to the method of calculating interest for Fixed Rate Covered Bonds:	[Not Applicable] [(give details)]

14.	Floating Rate Covered Bond Provisions (Condition 5.03)		[Applicable] [Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Interest Period(s):	[ ] [Not Applicable]

	(ii)	Specified Interest Payment Dates:
[ ], subject to adjustment in accordance with the Business Day Convention specified in paragraph 14(iii) below (provided however that after the Extension Determination Date, the Specified Interest Payment Date shall be monthly)

(iii)	Business Day Convention:		[Floating Rate Convention]
[Following Business Day Convention]
[Modified Following Business Day Convention]
[Preceding Business Day Convention]
[Other (give details)]
[Not Applicable]

(iv)	Business Centre(s):		[ ] [Not Applicable]

(v)	Manner in which the Rate(s) of Interest is/are to be determined:		[Screen Rate Determination] [ISDA Determination] [Other (give details)]

(vi)	Party responsible for calculating the Rate(s) of Interest and Interest Amount(s):		[[ ] shall be the Calculation Agent] [Not Applicable]

(vii)	Screen Rate Determination:		[Applicable] [Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	–	Reference Rate:	[ ] month [LIBOR] [EURIBOR] [(specify other)] (Either LIBOR, EURIBOR or other, although additional information is required if other, including fallback provisions)

	–	Interest Determination Date(s):
[ ] (Second London business day prior to start of each Interest Period if LIBOR (other than Sterling or euro LIBOR), first day of each Interest Period if Sterling LIBOR and the second day on which the TARGET System is open prior to start of each Interest Period if EURIBOR or euro LIBOR.)

	–	Relevant Screen Page:	[ ] (In the case of EURIBOR, if not Reuters EURIBOR01 ensure it is on page which shows a composite rate or amend fallback provisions appropriately.)

	–	Relevant Time:	[ ] [Not Applicable]

	–	Reference Banks:	[ ] [Not Applicable]

	–	Relevant Financial Centre:	[ ] [Not Applicable]

	–	Principal Financial Centre:	[ ] [Not Applicable]

(viii)	ISDA Determination:		[Applicable] [Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	–	Floating Rate Option:	[ ]

	–	Designated Maturity:	[ ]

	–	Reset Date:	[ ]

(ix)	Margin(s):		[+ / -] [ ] per cent. per annum

(x)	Minimum Rate of Interest: (Condition 5.05)		[[ ] per cent. per annum] [Not Applicable]

(xi)	Maximum Rate of Interest: (Condition 5.05)	[[ ] per cent. per annum] [Not Applicable]

(xii)	Day Count Fraction:	[Actual/Actual] [Actual/Actual (ISDA)]
[Actual365 (Fixed)]
[Actual/360]
[30/360] [360/360] [Bond Basis]
[30E/360] [Eurobond Basis]
[30E/360 (ISDA)]
[Actual/Actual (ICMA)]
[Other (specify)]

(xiii)
Fall back provisions, rounding provisions, denominator and any other terms relating to the method of calculating interest on Floating Rate Covered Bonds, if different from those set out in the Conditions:
[ ]

15.	Zero Coupon Covered Bond Provisions		[Applicable] [Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Accrual Yield:	[ ] per cent. per annum

	(ii)	Reference Price:	[ ]

	(iii)	Any other formula/basis of determining amount payable	[ ]

	(iv)	Day Count Fraction:	[30/360]
[Actual/360]
[Actual/365]

PROVISIONS RELATING TO REDEMPTION

16.	Call Option (Condition 6.03)		[Applicable] [Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Optional Redemption Date(s):	[ ]

	(ii)	Optional Redemption Amount(s) of each Covered Bond and method, if any, of calculation of such amount(s):	[[ ] per Calculation Amount]

	(iii)	If redeemable in part:

		(a) Minimum Redemption Amount:	[ ] per Calculation Amount

		(b) Maximum Redemption Amount:	[ ] per Calculation Amount

	(iv)	Notice period:	Minimum period: [15] [ ] days
Maximum period: [30] [ ] days

17.	Put Option (Condition 6.06)		[Applicable] [Not Applicable]

	(i)	Optional Redemption Date(s):	[ ]

	(ii) Optional Redemption Amount(s) of each Covered Bond and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

	(iii) Notice period:	Minimum period: [15] [ ] days
Maximum period: [30] [ ] days

18.	Final Redemption Amount of each Covered Bond	[Par] [[ ] per Calculation Amount]

19.	Early Redemption Amount

Early Redemption Amount(s) payable on redemption for taxation reasons or illegality or upon acceleration following an Issuer Event of Default or Guarantor LP Event of Default or other early redemption and method, if any, of calculation of such amount(s):
[[ ] per Calculation Amount] [As per Condition 6.02]

	Early Redemption Amount includes amount in respect of accrued interest:	[Yes: no additional amount in respect of accrued interest to be paid] [No: together with the Early Redemption Amount, accrued interest shall also be paid]

GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS

20.	Form of the Covered Bonds:	[Bearer Covered Bonds:]

[Temporary Global Covered Bond exchangeable for a Permanent Global Covered Bond which is exchangeable for Bearer Definitive Covered Bonds only after an Exchange Event]

[Temporary Global Covered Bond exchangeable for Bearer Definitive Covered Bonds [and/or Registered Definitive Covered Bonds] on [ ] days’ notice]

[Permanent Global Covered Bond exchangeable for Bearer Definitive Covered Bonds only after an Exchange Event]

[Registered Covered Bonds:]

Regulation S Global Covered Bond (U.S.$[ ] nominal amount) registered in the name of a nominee for [DTC] [CDS] [a common depositary for Euroclear and Clearstream] [a common safekeeper for Euroclear and Clearstream (that is, held under the NSS)] and exchangeable [on [ ] days’ notice] [at any time] [only after an Exchange Event] [Rule 144A Global Covered Bond (U.S.$[ ] nominal amount) registered in the name of a nominee for [DTC] [CDS] [a common depositary for Euroclear and Clearstream] [a common safekeeper for Euroclear and Clearstream (that is, held under the NSS)] and exchangeable [on [ ] days’ notice] [at any time] [only after an Exchange Event]

21.	New Global Covered Bond:
[Yes] [No]
(If the Bearer Covered Bonds are intended to be eligible collateral for Eurosystem monetary policy and intra-day credit operations, the New Global Covered Bond should be used.  The New Global Covered Bond should only be used if it is intended that the Bearer Covered Bonds be held in a manner which would allow Eurosystem eligibility and a “yes” election is made in the section in Part B under the heading “Operational Information” entitled “Intended to be held in a manner which would allow Eurosystem eligibility”.)

22.	Financial Centre(s) or other special provisions relating to payment dates:	Not Applicable] [ ] (Note that this item relates to the date and place of payment, and not interest period end dates)

23.	Talons for future Coupons to be attached to Definitive Covered Bonds (and dates on which such Talons mature):	[No] [Yes (if yes, give details)]
(Condition 1.06)

24.	Euro Conversion Rate:	[ ] [Not Applicable]

25.	Other terms and conditions:	[Not Applicable] [(give details)]

26.	Branch of Account:	[Main Toronto Branch located at the Executive Offices at the address indicated at the back of the Prospectus] [London Branch]

Signed on behalf of the Issuer:		Signed on behalf of the Managing GP for and on behalf of the Guarantor LP:

By:		By:
	Duly authorized		Duly authorized

By:		By:
	Duly authorized		Duly authorized

PART B – OTHER INFORMATION

1.	LISTING

Listing and admission to trading:
[Not Applicable] [Application has been made by the Issuer (or on its behalf) for the Covered Bonds to be admitted to trading on the [(insert name of stock exchange outside of the EEA)] with effect from [ ].] [Application is expected to be made by the Issuer (or on its behalf) for the Covered Bonds to be admitted to trading on the [(insert name of stock exchange outside of the EEA)] with effect from [ ].]

2.	RATINGS
	Ratings:	The Covered Bonds to be issued have been rated:

[S&P: AAA]
[Moody’s: Aaa]
[Fitch: AAA]
[DBRS: AAA]

3.
INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE [ISSUE/OFFER]
[Save for the fees payable to the [Dealers/Managers], so far as the Issuer is aware, no person involved in the offer of the Covered Bonds has an interest material to the offer. The [Dealers/Managers] and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform other services for, the Issuer, [the Guarantor,] the Covered Bond Guarantor and their affiliates in the ordinary course of business.]  [] [Not Applicable]

4.	OPERATIONAL INFORMATION

	(i)	ISIN Code:	[ ]

	(ii)	Common Code:	[ ]

	(iii)	CUSIP:	[ ] [Not Applicable]

	(iv)	CINS:	[ ] [Not Applicable]

	(v)	Any clearing system(s) other than Euroclear Bank S.A./N.V., Clearstream Banking Société Anonyme, DTC, CDS, their addresses and the relevant identification number(s):	[Not Applicable] [ ]

(v)	Delivery	Delivery [against/free of] payment

(vi)	Name(s) and address(es) of additional Paying Agent(s) or Transfer Agent(s):	[ ]

(vii)	Intended to be held in a manner which would allow Eurosystem eligibility:	3.

		4.	[Yes].

5.
Note that the designation “yes” simply means that the Covered Bonds are intended upon issue to be deposited with one of the ICSDs as common safe-keeper [(and registered in the name of nominee of one of the ICSDs acting as common safekeeper,][include this text for registered notes] and does not necessarily mean that the Covered Bonds will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]

6.
[No. Whilst the designation is specified as “no” at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the Covered Bonds are capable of meeting them the Covered Bonds may then be deposited with one of the ICSDs as common safe-keeper [(and registered in the name of a nominee of one of the ICSDs acting as common safekeeper,][include this text for registered notes]. Note that this does not necessarily mean that the Covered Bonds will then be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]

7.

5.	DISTRIBUTION

	(i)	U.S. Selling Restrictions	[Regulation S, compliance Category 2;] [TEFRA C Rules apply] [TEFRA D Rules apply] [TEFRA Rules not applicable] [Rule 144A eligible]

	(ii)	Canadian selling restrictions:	[Not Applicable] [The Covered Bonds may not be offered, sold or distributed, directly or indirectly, in Canada or to or for the benefit of, any resident in [ ]]

	(iii)	Method of distribution:	8.	[Syndicated] [Non-syndicated]

	(iv)	If syndicated, names of Managers:	9.	[Not Applicable] [give names]

	(v)	Stabilising Manager(s) (if any):	10.	[Not Applicable] [give name]

	(vi)	If non-syndicated, name of Dealer:	11.	[Not Applicable/give name]

	(vii)	Additional selling restrictions:	12.	[Not Applicable] [give details]

			13.

6.	THIRD PARTY INFORMATION

[Not Applicable] [[  ] has been extracted from [  ]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware, and is able to ascertain from information published by [  ], no facts have been omitted which would render the reproduced information inaccurate or misleading.

SCHEDULE 7

Pro Forma Subscription Agreement

[Illustrative form of Subscription Agreement where an issue of Covered Bonds is syndicated among a group of institutions]

ROYAL BANK OF CANADA

- and -

OTHERS

_____________________________________

SUBSCRIPTION AGREEMENT

in respect of

[insert principal amount]

[description of Series]

issued under the

€23,000,000,000

Programme for the Issuance of Covered Bonds
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership
(a limited partnership formed under the laws of Ontario)

_____________________________________

THIS AGREEMENT is made on [      ]

BETWEEN:

(1)           Royal Bank of Canada (the “Issuer”);

(2)           RBC Covered Bond Guarantor Limited Partnership (the “Guarantor LP”)

(3)           [                      ] as lead manager(s) (the “Lead Manager(s)”); and

(4)           [            ], [           ], and [           ] (together with the Lead Manager(s), (the “Managers”).

WHEREAS

(A)
The Issuer has established a programme for the issuance of Covered Bonds unconditionally and irrevocably guaranteed as to payments by the Guarantor LP in connection with which it entered into an amended and restated dealership agreement dated July 25, 2013 (the “Dealership Agreement”, which expression shall include any further amendments or supplements thereto or restatements thereof) and made between the Issuer and certain other institutions named therein.

(B)
Pursuant to the Dealership Agreement, the Issuer is entitled to sell Covered Bonds (as defined in the Dealership Agreement) issued under the Programme to institutions who become Dealers in relation to a particular Tranche of Covered Bonds only.  Each of the Managers is either a Dealer in relation to the Programme or has agreed to become a Dealer in relation to the Covered Bonds (as defined below) pursuant to the provisions of this Agreement.

(C)	The Issuer proposes to issue [principal amount] [description of Series] (the “Covered Bonds”) and the Managers wish to subscribe such Covered Bonds.

IT IS HEREBY AGREED as follows:

1.	Definitions

All words and expressions defined in the Dealership Agreement shall, where the context so requires and admits, have the same meanings in this Agreement.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Dealership Agreement, the provisions of this Agreement shall apply.  Each of the Managers hereby acknowledges receipt of a copy of the Dealership Agreement and the Base Prospectus.  “Time of Sale” means [specify] a.m./p.m. ([specify] time) on [specify]. “Investor Presentation” means [specify].

2.	Subscription of the Covered Bonds

(a)
The Issuer hereby agrees to issue and sell the Covered Bonds in accordance with the provisions of this Agreement, the Dealership Agreement and the Agency Agreement and the Managers jointly and severally agree with the Issuer to subscribe for the Covered Bonds in same day funds on [       ] or such other date not being later than [       ] as shall be agreed by the Issuer and the Lead Manager acting on behalf of the Managers (the “Issue Date”) at their issue price of [    ] per cent. of their principal amount plus (if the Issue Date is postponed) any accrued interest in respect thereof, [less a selling concession of [   ] per cent. of the principal amount of the Covered Bonds (plus any applicable value added tax) and a combined management and underwriting commission of [  ] per cent. of the principal amount of the Covered Bonds (plus any applicable value added tax) and less the amount which the Issuer has agreed to pay to the Lead Manager in respect of certain expenses pursuant to Clause [5/6] below (each of which the Issuer agrees to pay to the Managers [or, as the case may be, the Lead Manager] and authorizes the deduction thereof from the subscription moneys payable to the Issuer on the Issue Date), against delivery of the Covered Bonds, duly executed on behalf of the Issuer in the manner contemplated by the Agency Agreement, in the form agreed between the Issuer and the Lead Manager (on behalf of the Managers).

(b)
The Issuer and the Guarantor LP confirm that they have approved the final terms (the “Final Terms”) dated [        ] in connection with the issue of the Covered Bonds and authorize the Managers to distribute copies of the Base Prospectus and the Final Terms and any other documents prepared in connection with the Programme and the issue of the Covered Bonds, in connection with the offering and sale of the Covered Bonds.

3.	Dealership Agreement

The Covered Bonds are issued under the Programme and accordingly are Covered Bonds as defined in and for the purposes of the Dealership Agreement and the Agency Agreement.  For the purposes of the Dealership Agreement, this Agreement is a Relevant Agreement and the Lead Manager is the Relevant Dealer and each of the Managers is a Dealer on the terms set out in the Dealership Agreement.

[4.]           Additional Representations and Warranties [and Undertakings]

[Insert any additional representations and warranties and/or undertakings which may be required in relation to the Covered Bonds.]

[4/5]	Conditions Precedent

In accordance with the provisions of Clause 2.03 of the Dealership Agreement (but without prejudice to the provisions of Clause 2.04 thereof), the Issuer and the Guarantor LP hereby acknowledge that the Managers’ obligations to subscribe and pay for the Covered Bonds on the Issue Date are subject to the satisfaction of the conditions precedent set out in the said Clause 2.03 [, as well as the following additional conditions precedent:]

[set out a list of additional conditions precedent required by the Managers pursuant to subclause 2.03(p) of the Dealership Agreement; consider also whether any additional signature authority or a closing certificate will  be required].

[5/6]	Expenses

The Issuer shall pay to the Lead Manager on demand [amount] in lieu of reimbursement of any legal fees and expenses and any travelling, communication, courier, postage and other out-of-pocket expenses incurred by it in connection with the management of the issue of the Covered Bonds ([plus/excluding] any applicable value added tax).  Such amount may be deducted from the proceeds of the issue in accordance with subclause 2(a).

OR

The Issuer and the Guarantor LP shall reimburse the Lead Manager on demand for all legal fees and expenses and any travelling, communication, courier, postage and other out-of-pocket expenses incurred by it in connection with the management of the issue of the Covered Bonds (plus any applicable value added tax); [provided, however, that the aggregate liability of the Issuer or the Guarantor LP under this Clause shall  not exceed [amount] ([inclusive/exclusive] of value added tax)].

It is expressly agreed for the purposes of Clause 2.04 of the Dealership Agreement that the Issuer shall remain liable pursuant to this Clause [5/6] in respect of such fees and expenses incurred by the Lead Manager prior to or in connection with such termination notwithstanding the termination of this agreement.

OR

The expenses relating to the issue have been agreed in a separate side letter of even date herewith between the Issuer and the Lead Manager(s).  Such agreed sum relating to such expenses may be deducted from the proceeds of the issue in accordance with subclause 2(a).

[5/6]	New Dealer(s)

(a)
In accordance with the provisions of subclause 7.01(b) of the Dealership Agreement the Issuer hereby appoints those of the Managers who are not Dealers (for the purposes of this Clause, a “New Dealer”) as dealers upon the terms of the Dealership Agreement in respect of the Covered Bonds only with the authority, rights, powers, duties and obligations of a Dealer under the Dealership Agreement to the extent provided in such subclause 7.01(b) save that each New Dealer [shall not have the benefit of the undertakings contained in subclauses (t) and (x) of Clause 3.03 of the Dealership Agreement]*.

(b)
The Lead Managers confirm that each New Dealer has found the Dealership Agreement and the Base Prospectus satisfactory, has received a copy of or waived the production of a copy of the other conditions precedent set out in Schedule 2 to the Dealership Agreement [and waived production of a copy of the documents referred to in subclauses (t) and (x) of Clause 3.03 of the Dealership Agreement.]*

*	To be modified if New Dealer requests the benefit of the undertakings contained in paragraphs (t) and (y) of Clause 3.03 of the Dealership Agreement.

[6/7]	Communications

Any notification hereunder to the Issuer shall be made in accordance with the provisions of Section 6 of the Dealership Agreement and, in the case of notification to the Managers, shall be to the Lead Manager by telex or fax or in writing at:

[         ]

Telex:                   [                    ]

Fax:                      [                    ]

Attention:           [                    ]

[7/8]	Selling Restrictions

[Insert any additional selling restrictions.]

[8/9]	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

[9/10]	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS whereof this Agreement has been entered into as of the day and year first above written.

The Issuer

ROYAL BANK OF CANADA

By:

The Guarantor LP

*	To be modified if New Dealer requests the benefit of the undertakings contained in paragraphs (t) and (y) of Clause 3.03 of the Dealership Agreement.

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP
by its managing general partner RBC COVERED BOND GP INC.

By:

SCHEDULE 8

Operating and Administrative Procedures Memorandum

DATED ●, 2013

ROYAL BANK OF CANADA

€23,000,000,000

Programme for the Issuance of Covered Bonds

The aggregate nominal amount of all Covered Bonds outstanding at any time will not, subject as provided below, exceed €23,000,000,000 or its equivalent in other currencies at the time of agreement to issue, subject to increase as provided in the Dealership Agreement (as defined below).  The Dealership Agreement provides for the increase in the principal amount of Covered Bonds that may be issued under the Programme.  In that event, this Operating and Administrative Procedures Memorandum shall apply to the Programme as increased.

The documentation of the Programme provides for the issue of Covered Bonds denominated in any currency or currencies as may be agreed between Royal Bank of Canada (the “Issuer”), the Guarantor LP and the relevant Dealer (subject to certain restrictions as to minimum and/or maximum maturities as set out in the Base Prospectus relating to the Programme) and being any of:

•	Fixed Rate Covered Bonds

•	Floating Rate Covered Bonds

•	Zero Coupon Covered Bonds

•	other forms of Covered Bonds agreed between the relevant Dealer or Lead Manager and the Issuer.

"Exempt Covered Bonds" means Covered Bonds which are neither to be admitted to trading on a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC) in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Directive 2003/71/EC (as amended) (the Prospectus Directive). Certain types of Covered Bonds listed above may only be issued as Exempt Covered Bonds unless a Drawdown Prospectus or Securities Note is produced.

All terms with initial capitals used herein without definition shall have the meanings given to them in the Base Prospectus dated July 25, 2013 as supplemented or replaced from time to time (the “Prospectus”), or, as the case may be, the Dealership Agreement dated July 25, 2013 as amended, supplemented or restated (the “Dealership Agreement”) between the Issuer, the Guarantor LP and the Dealers named therein pursuant to which the Issuer may issue Covered Bonds.

As used herein in relation to any Covered Bonds which are to have a “listing” or to be “listed” (i) on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Covered Bonds have been admitted to the Official List and admitted to trading on the Market, (ii) on any other Stock Exchange within the European Economic Area (other than the London Stock Exchange), “listing” and “listed” shall be construed to mean that the Covered Bonds have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Markets in Financial Instruments Directive or (iii) on any other Stock Exchange (other than those referred to in (i) and (ii) above) shall be construed to mean that the Covered Bonds have been listed on that Stock Exchange and/or to trading in the relevant market, as the case may be.

This Operating and Administrative Procedures Memorandum applies to Covered Bonds issued on and after July 25, 2013. The procedures set out in Annex I may be varied by agreement between the Issuer, the Issuing and Paying Agent or the Registrar in the case of Registered Covered Bonds and the Relevant Dealer or Lead Manager (as defined below), as the case may be, including to take account of any standardised procedures published by the ICSDs and/or the International Capital Markets Securities Association and/or the International Capital Market Association. The timings set out in these procedures represent optimum timings to ensure a smooth settlement process. Each of the ICSDs has its own published deadlines for taking certain of the actions described herein (which may be later than the timings described herein). The Issuer, the Issuing and Paying Agent, the Registrar, the Relevant Dealer or the Lead Manager, as the case may be, and the Common Depositary, or Common Service Provider and Common Safekeeper, as the case may be, may agree to vary the timings described herein subject to compliance with such deadlines.

OPERATING PROCEDURES

Dealers must confirm all trades directly with the Issuer and the Issuing and Paying Agent or the Registrar in the case of an issue of Registered Covered Bonds.

1.	RESPONSIBILITIES OF THE ISSUING AND PAYING AGENT

The Issuing and Paying Agent will, in addition to the responsibilities in relation to settlement described in Annex 1, be responsible for the following:

(a)
in the case of Covered Bonds which are to be listed on a Stock Exchange, distributing to the Stock Exchange and any other relevant authority such number of copies of the applicable Terms Document required by the Stock Exchange and any such other relevant authority;

(b)
in the case of Covered Bonds which are to be listed on a Stock Exchange, immediately notifying the Issuer and the Relevant Dealer if at any time the Issuing and Paying Agent is notified that the listing of a Tranche of Covered Bonds has been refused or otherwise will not take place; and

(c)
determining the end of the Distribution Compliance Period in respect of a Tranche of Covered Bonds in accordance with Clause 5 of the Agency Agreement. The Issuing and Paying Agent shall upon determining the end of the Distribution Compliance Period in respect of any Tranche notify the Issuer, the Guarantor LP, the Registrar, Euroclear, Clearstream, Luxembourg, DTC and the relevant Dealer or Lead Manager, as the case may be.

2.	RESPONSIBILITIES OF DEALER/LEAD MANAGER

Each Dealer/Lead Manager will confirm the terms of a Tranche and agree the relevant Terms Document with the Issuer (substantially in the form of Schedule 6 to the Dealership Agreement) giving details of each Tranche of Covered Bonds to be issued.

3.	SETTLEMENT

The settlement procedures set out in Annex 1 shall apply to each issue of Covered Bonds (Part 1 in the case of issues closed on a non-syndicated basis and Part 2 in the case of issues closed on a syndicated basis, in each case whether or not subscribed under a Subscription Agreement), unless otherwise agreed between the Issuer, the Issuing and Paying Agent or the Registrar, as the case may be, and the Relevant Dealer or the Lead Manager, as the case may be.  With issues of Covered Bonds to be listed on a Stock Exchange other than the London Stock Exchange more time may be required to comply with the relevant Stock Exchange’s or any other relevant authority’s listing requirements and with issues of Dual Currency Covered Bonds or Index Linked Covered Bonds more time may be required to settle documentation.

Notice details are set out in Schedule 5 to the Dealership Agreement hereto.

ANNEX 1

PART 1A

SETTLEMENT PROCEDURES FOR ISSUES OF BEARER COVERED BONDS CLOSED ON A NON-SYNDICATED BASIS

Times set out below are London times and represent the latest time for taking the action concerned.  It is recommended that where possible the action concerned is taken in advance of these times.

Prior to launch

The Issuer and the Relevant Dealer(s) agree whether Covered Bonds are to be offered in Canada.

The Issuer and the Relevant Dealer(s) to determine (i) whether any supplemental Prospectus is required and whether any such supplement or the Base Prospectus needs to be passported to any additional host Member States or (ii) whether a Drawdown Prospectus is required to be approved by the Competent Authority and, if so, this will alter the timetable suggested below.

At or Shortly After Launch

The Issuer and the Relevant Dealer(s) discuss the timing of any due diligence telephone call that may be required.

Day	London time	Action

No later than Issue Date minus 2	5:00 p.m.
The Issuer may agree terms with one or more of the Dealers for the issue and purchase of Covered Bonds (whether pursuant to an unsolicited bid from a Dealer or pursuant to an enquiry by the Issuer).  The Relevant Dealer instructs the Issuing and Paying Agent to obtain a common code and ISIN or, if relevant, a temporary common code and ISIN for the Covered Bonds from one of the ICSDs.

Issue Date minus 2	5.00 p.m.
If a Dealer has reached agreement with the Issuer by telephone, the Dealer confirms the terms of the agreement to the Issuer by electronic communication attaching a copy of the applicable Final Terms.  The Dealer sends a copy of that electronic communication to the Issuing and Paying Agent and copied to the Issuing and Paying Agent for information.

The Issuer confirms its agreement to the terms on which the issue of Covered Bonds is to be made (including the form of the Final Terms) by signing and returning a copy of the Final Terms to the Relevant Dealer and the Issuing and Paying Agent  The Issuer also sends a copy of the signed Final Terms to the Bond Trustee.  The details set out in the signed Final Terms shall be conclusive evidence of the agreement (save in the case of manifest error) and shall be binding on the parties accordingly.

The Issuer also confirms its instructions to the Issuing and Paying Agent (including, in the case of Floating Rate Covered Bonds, for the purposes of rate fixing) to carry out the duties to be carried out by the Issuing and Paying Agent under these Operating and Administrative Procedures and the Agency Agreement including preparing and authenticating either (a) a Temporary Global Covered Bond for the Tranche of Covered Bonds which is to be purchased and, in the case of the first Tranche of a Series, where the applicable Final Terms do not specify that the Temporary Global Covered Bond is to be exchangeable only for Covered Bonds in definitive form, a Permanent Global Covered Bond for the Series or (b) if so specified in the applicable Final Terms, a Permanent Global Covered Bond for the Series, in each case giving details of the Covered Bonds.

In the case of Floating Rate Covered Bonds, the Agent notifies the ICSDs, the Issuer, (if applicable) the relevant Stock Exchange and any other relevant authority and the relevant Dealer of the Rate of Interest for the first Interest Period (if already determined).  Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

No later than Issue Date minus 1	2.00 p.m.
Where permitted by applicable legislation or stock exchange rules, in the case of Covered Bonds which are to be listed on a Stock Exchange or publicly offered in a European Economic Area Member State, the Issuing and Paying Agent also notifies the Stock Exchange and/or any other relevant authority, as the case may be, by electronic communication or by hand of the details of the Covered Bonds to be issued by sending the applicable Terms Document to the Stock Exchange and/or any other relevant authority, as the case may be.

If required by applicable legislation or stock exchange rules, the Issuer shall file the Final Terms with the UK Listing Authority along with an application for admission to the Official List and the Issuing and Paying Agent shall file the Final Terms with the London Stock Exchange, and, if permitted by applicable legislation or stock exchange rules, with the UK Listing Authority on behalf of the Issuer.

Issue Date minus 1	10.00 a.m. (for prior day*** currencies) 12.00 noon (for other currencies)
The Relevant Dealer and the Issuing and Paying Agent give settlement instructions to the Common Depositary and the relevant ICSD(s) to effect the payment of the purchase price, against delivery of the Covered Bonds, to the Issuing and Paying Agent’s account with the relevant ICSD(s) on the Issue Date.

The parties (which for this purpose shall include the Issuing and Paying Agent may agree to arrange for “free delivery” to be made through the Common Depositary and the relevant ICSD(s) if specified in the applicable Final Terms, in which case these Operating and Administrative Procedures will be amended accordingly.

Issue Date minus 1	ICSD deadlines for the relevant currency
For prior day currencies, the Issuing and Paying Agent instructs the Common Depositary and the relevant ICSD(s) to debit its account and pay for value on the Issue Date the aggregate purchase monies received by it to the account of the Issuer previously notified to the Issuing and Paying Agent.

Issue Date minus 1	3.00 p.m.
The Issuing and Paying Agent prepares and authenticates a Temporary Global Covered Bond for each Tranche of Covered Bonds which is to be purchased and/or, where required as specified above, a Permanent Global Covered Bond in respect of the relevant Series, in each case attaching the applicable Final Terms.

Each Global Covered Bond which is a CGCB is then delivered by the Issuing and Paying Agent to the Common Depositary. Each Global Covered Bond which is a Eurosystem-eligible Covered Bonds is then delivered by the Issuing and Paying Agent to the Common Safekeeper, together (if applicable) with an effectuation instruction.  In the event that the Common Service Provider and the Common Safekeeper are not the same entity, the Issuing and Paying Agent should also deliver the applicable Final Terms to the Common Service Provider.

For Eurosystem-eligible Covered Bonds, the Issuing and Paying Agent then instructs the mark up of the issue outstanding amount of the Global Covered Bond to the ICSDs through the Common Service Provider.

***    The most common prior day currencies are Australian dollars (AUD), Hong Kong Dollars (HKD), Japanese yen (JPY) and New Zealand dollars (NZD) but other currencies in similar time zones may also be prior day currencies.  The parties should establish whether or not a particular currency is a prior day currency as soon as possible.

Issue Date minus 1	5.00 p.m.	The conditions precedent in the Dealership Agreement are satisfied and/or waived.

In the case of each Global Covered Bond which is a Eurosystem-eligible Covered Bond, the Common Safekeeper confirms deposit and effectuation (if applicable)+++  of the Global Covered Bond to the Issuing and Paying Agent, the Common Service Provider and the ICSDs.

Issue Date minus 1	6.00 p.m.	In the case of each (a) Global Covered Bond which is a CGCB, the Common Depositary confirms deposit of the relevant Global Covered Bond to the Issuing and Paying Agent and the ICSDs.

In the case of each Global Covered Bond which is a Eurosystem-eligible Covered Bond, the Common Service Provider relays the Issuing and Paying Agent’s instruction to mark up the issue outstanding amount of the Global Covered Bond to the ICSDs.

Issue Date	According to ICSD settlement procedures	The ICSDs debt and credit accounts in accordance with instructions received from the Issuing and Paying Agent and the Relevant Dealer.

Issue Date	ICSD deadlines for the relevant currency
For non-prior day currencies, the Issuing and Paying Agent instructs the relevant ICSD(s) to debit its account and pay for value on the Issue Date the aggregate purchase moneys received by it to the account of the Issuer previously notified to the Issuing and Paying Agent for the purpose.

Issue date	5.00 p.m.	The Issuing and Paying Agent forwards a copy of the signed Final Terms to each ICSD.

On or subsequent to the Issue Date		The Issuing and Paying Agent notifies the Issuer immediately in the event that a Dealer does not pay the purchase price due from it in respect of a Covered Bond.

The Issuing and Paying Agent notifies the Issuer of the issue of Covered Bonds giving details of the Global Covered Bond(s) and the nominal amount represented thereby.

The Issuing and Paying Agent confirms the issue of Covered Bonds to the relevant Stock Exchange and any other relevant authority.

+++ This assumes that an effectuation authorization has been delivered by the issuer to the Common Safekeeper (ie. Euroclear or Clearsteam, Luxembourg) at the establishment or update of the programme.  If this is not the case, such an authorization should be delivered at least 2 business days prior to the closing of the first issue of Eurosystem-eligible Covered Bonds under the Programme.

PART 1B

SETTLEMENT PROCEDURES FOR ISSUES OF REGISTERED COVERED BONDS CLOSED ON A NON-SYNDICATED BASIS

Times set out below are London times and represent the latest time for taking the action concerned.  It is recommended that where possible the action concerned is taken in advance of these times.

In the case of issued Registered Covered Bonds (other than issues of Regulation S Global Covered Bonds, Rule 144A Global Covered Bonds or U.S. Registered Covered Bonds closing through DTC), the settlement procedures set out below can be replaced in part, at the discretion of the Issuing and Paying Agent, by the settlement procedures set out in Annex 1 Part 1A. Such election will be made by the Issuing and Paying Agent and communicated by electronic means to the Issuer and the relevant Dealer(s).

Prior to launch

The Issuer and the Relevant Dealer(s) to determine (i) whether any supplemental Prospectus is required and whether any such supplement or the Base Prospectus needs to be passported to any additional host Member States or (ii) whether a Drawdown Prospectus is required to be approved by the Competent Authority and, if so, this will alter the timetable suggested below.

At or Shortly After Launch

The Issuer and the Relevant Dealer(s) discuss the timing of any due diligence telephone call that may be required.

Day	London time	Action

No later than Issue Date minus 4	2.00 p.m.
The Issuer may agree terms with one of the Dealers for the issue and purchase of Covered Bonds (whether pursuant to an unsolicited bid from a Dealer or pursuant to an enquiry by the Issuer).  The Dealer instructs the Registrar and/or the Issuing and Paying Agent to obtain the necessary security identification numbers.  Each relevant number is notified by the Registrar and/or the Issuing and Paying Agent to the Issuer and each Dealer which has reached agreement with the Issuer.

3.00 p.m.
If a Dealer has reached agreement with the Issuer by telephone, the Dealer confirms the terms of the agreement to the Issuer by electronic communication attaching a copy of the applicable Final Terms.  The Dealer sends a copy of that electronic communication to the Issuing and Paying Agent and the Registrar for information.

Day	London time	Action

5.00 p.m.
The Issuer confirms its agreement to the terms on which the issue of Covered Bonds is to be made (including the form of the Final Terms) by signing and returning a copy of the Final Terms to the relevant Dealer.  The Issuer also confirms its instructions to the Issuing and Paying Agent (including, in the case of Floating Rate Covered Bonds, for the purposes of rate fixing) and the Registrar to carry out the duties to be carried out by the Issuing and Paying Agent and the Registrar under these Operating and Administrative Procedures and the Agency Agreement including, in the case of the Registrar, preparing, authenticating (and in the case of a Registered Global Covered Bond to be held under the NSS, sending effectuation instructions to the Common Safekeeper) and issuing one or more Registered Global Covered Bonds and/or (in the case of an issue of Registered Covered Bonds to Institutional Accredited Investors pursuant to Section 4(2) of the Securities Act) one or more Definitive Registered Covered Bonds for each Tranche of Covered Bonds which are to be purchased by the relevant Dealer, giving details of such Covered Bonds.

The Issuer confirms such instructions by sending a copy by fax of the signed Final Terms to the Issuing and Paying Agent and the Registrar.  The Issuer also sends a copy of the signed Final Terms to the Bond Trustee.

In respect of Covered Bonds to be resold pursuant to Rule 144A, the relevant Dealer notifies DTC of the participation accounts to be credited with interests in the Registered Global Covered Bond(s) to be issued.  In respect of Covered Bonds sold pursuant to Regulation S, the relevant Dealer notifies Euroclear and/or Clearstream, Luxembourg of the relevant accounts to be credited with Covered Bonds represented by interests in the Regulation S Global Covered Bonds(s) to be issued.

No later than Issue Date minus 3	2.00 p.m.
If required by applicable legislation or stock exchange rules, the Issuer shall file the Terms Document with the UK Listing Authority along with an application for admission to the Official List and the Issuing and Paying Agent shall file the Terms Document with the London Stock Exchange, and, if permitted by applicable legislation or stock exchange rules, with the UK Listing Authority on behalf of the Issuer.

Day	London time	Action

Issue Date minus 3	5.00 p.m.
In the case of any Registered Covered Bonds to be registered in the name of a nominee for DTC, where the relevant Covered Bonds are denominated in U.S. dollars, the relevant Dealer instructs DTC, subject to further instructions, to debit its account, or such account as it directs, on the Issue Date or, in the case of Covered Bonds denominated in a currency requiring a pre-closing, the Issue Date minus 1, and pay the purchase price to the account of the closing bank as agreed between the Issuer, the Registrar, the Issuing and Paying Agent and the relevant Dealer from time to time (in such capacity, the “Closing Bank”) notified by DTC to the relevant Dealer for such purpose.

Issue Date minus 2	3.00 p.m.
In the case of any Registered Global Covered Bonds to be registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg, the relevant Dealer instructs Euroclear and/or Clearstream, Luxembourg to debit its account and pay the purchase price, against delivery of the relevant Covered Bonds, to the Issuing and Paying Agent’s account with  Euroclear and/or Clearstream, Luxembourg on the Issue Date and the Issuing and Paying Agent receives details of the instructions through the records of Euroclear and/or Clearstream, Luxembourg.

Where the relevant Dealer is not purchasing Covered Bonds through Euroclear and/or Clearstream, Luxembourg and such Covered Bonds are denominated in a Specified Currency other than U.S. dollars, the relevant Dealer instructs its paying bank on the Issue Date or, in the case of Covered Bonds denominated in a currency requiring a pre-closing, the Issue Date minus 1, to pay the purchase price to the account of the Closing Bank notified to the relevant Dealer for such purpose.

Issue Date minus 2	3.00 p.m.
In the case of Floating Rate Covered Bonds, the Issuing and Paying Agent notifies (as applicable) the Bond Trustee, the Registrar, the relevant clearing systems, the Issuer, (in the case of Listed Covered Bonds) the relevant Stock Exchange and any other relevant authority and the relevant Dealer by electronic communication of the Rate of Interest for the first Interest Period (if already determined).  Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

Day	London time	Action

Issue Date minus 1 (in the case of pre-closed issues) or Issue Date (in any other case) (the Payment Instruction Date)	agreed time
The Registrar (or its agent on its behalf) prepares and authenticates the Registered Global Covered Bond(s) for each Tranche of Covered Bonds which is to be purchased. The conditions precedent in the Dealership Agreement are satisfied or waived.  In the case of an issue of Registered Covered Bonds to Institutional Accredited Investors pursuant to Section 4(2) of the Securities Act, the Registrar (or its agent on its behalf) prepares the definitive Registered Covered Bonds (in an appropriate quantity) by attaching the applicable Final Terms to a copy of the applicable master Definitive Registered Covered Bond(s) and authenticates the same.  The Registrar, in the case of an issue of Registered Covered Bonds pursuant to Section 4(2) of the Securities Act, ensures that it collects from the investor(s) an institutional accredited investor representation letter in the appropriate form.  The Registrar enters details of the principal amount of Covered Bonds to be issued and the registered holder(s) of such Covered Bonds in the Register and in the case of Registered Global Covered Bonds to be held under the NSS, instructions to the ICSDs to reflect such details in their records.

Each Registered Global Covered Bond registered in the name of the nominee for DTC is then delivered by, or on behalf of, the Registrar to a custodian for DTC to credit the principal amount of the relevant Tranche of Covered Bonds to the appropriate participants’ accounts of DTC previously notified by the relevant Dealer and each Registered Global Covered Bond registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg and instructions are given by the Issuing and Paying Agent to Euroclear or, as the case may be, Clearstream, Luxembourg to credit the Covered Bonds represented by the relevant Global Covered Bond to the Issuing and Paying Agent’s distribution account.

Issue Date:
The relevant Dealer instructs DTC to credit the interests in any Global Covered Bond(s) registered in the name of a nominee for DTC to such accounts as the relevant Dealer has previously notified to DTC. The Issuing and Paying Agent further instructs Euroclear or, as the case may be, Clearstream, Luxembourg to debit from the distribution account the nominal amount of any Global Covered Bonds registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg or a nominee of the Common Safekeeper and to credit that nominal amount to the account of the relevant Dealer with Euroclear or Clearstream, Luxembourg against payment to the account of the Issuing and Paying Agent of the purchase price for those Covered Bonds for value on the Issue Date. The relevant Dealer gives corresponding instructions to Euroclear and Clearstream, Luxembourg.

The relevant clearing systems debit (if applicable) and credit accounts in accordance with instructions received by them.

Day	London time	Action

The Closing Bank receives payment for the account of the Issuer and for value on the Issue Date of the aggregate amount paid to it by DTC or, as the case may be the relevant Dealer through its paying bank in respect of any Global Covered Bonds registered in the name of a nominee for DTC. The Issuing and Paying Agent pays to the Issuer for value on the Issue Date the aggregate purchase moneys received by it in respect of any Global Covered Bonds registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg (or in the case of a Registered Global Covered Bond to be held under the NSS, a nominee for the Common Safekeeper) to the account of the Issuer previously notified to the Issuing and Paying Agent.

On or subsequent to the Issue Date:	The Registrar notifies the Issuer immediately in the event that a Dealer does not pay the purchase price due from it in respect of the Covered Bonds.

The Issuing and Paying Agent confirms the issue of Covered Bonds to the relevant Stock Exchange and any other relevant authority.

The relevant Dealer notifies the Issuing and Paying Agent that the distribution of the Covered Bonds purchased by it has been completed.  The Issuing and Paying Agent promptly notifies (as applicable) the Issuer, the Bond Trustee, the Registrar, the relevant Dealer, DTC, Euroclear and/or Clearstream, Luxembourg of the date of the end of the Distribution Compliance Period with respect to the relevant Tranche of Covered Bonds.

PART 2A

SETTLEMENT PROCEDURES FOR ISSUES OF BEARER COVERED BONDS CLOSED ON A SYNDICATED BASIS

The procedures set out below for the period up to and including “Issue Date minus 2” apply to all syndicated closings whatever the currency concerned.  The timing of the procedures to take place thereafter varies by reference to the deadlines imposed by the Issuing and Paying Agent, the Common Depositary or, as the case may be, the Common Service Provider and the ICSDs for the particular currency concerned and it is not possible to specify all variations in this memorandum.

Accordingly, all parties should contact each other as early as possible in the process to agree the relevant settlement deadlines.  In particular, the Issuing and Paying Agent, the Bond Trustee, the ICSDs and the Common Depositary or, as the case may be, the Common Safekeeper and Common Service Provider should be involved in these discussions.

The procedures and timings set out below to take place on the Issue Date relating to an illustrative syndicated closing of securities denominated in euro.  Whilst the procedures will apply to all syndicated closings in whatever currency, the timings will vary significantly and, in many case, steps will need to be taken on Issue Date minus 1.

Times set out below are London times and represent the latest time for taking the action concerned.  It is recommended that where possible the action concerned is taken in advance of these times.

Prior to launch

The Issuer and the Relevant Dealer(s) agree whether Covered Bonds are to be offered in Canada.

The Issuer and the Relevant Dealer(s) to determine (i) whether any supplemental Prospectus is required and whether any such supplement or the Base Prospectus needs to be passported to any additional host Member States or (ii) whether a Drawdown Prospectus is required to be approved by the UK Listing Authority and, if so, this will alter the timetable suggested below.

At or Shortly After Launch

The Issuer and the Relevant Dealer(s) discuss the timing of any due diligence telephone call that may be required.

Day	London time	Action

No later than Issue Date minus 3	5:00 p.m.
The Issuer may, subject to the execution of the Subscription Agreement referred to below, agree terms with a Dealer (which expression in this Part 2A includes any entity to be appointed as a dealer under the Subscription Agreement referred to below) (the “Lead Manager”) for the issue and purchase of Covered Bonds to be subscribed under a Subscription Agreement (whether pursuant to an unsolicited bid from by such Lead Manager or pursuant to an enquiry by the Issuer).  The Lead Manager may invite other Dealers (new and additional) approved by the Issuer to join an underwriting syndicate either on the basis of an invitation telex agreed between the Issuer and the Lead Manager or on the terms of the Final Terms referred to below and the Subscription Agreement.  The Lead Manager and any such Dealers are together referred to as the “Managers”.

The Issuer and the Lead Manager agree a form of Final Terms which is submitted to the lawyers rendering a legal opinion in connection with the relevant issue for approval.  A draft Subscription Agreement is also prepared and agreed.  The Subscription Agreement may, if so agreed, be called by another name.  The Lead Manager sends a copy of the draft Subscription Agreement to each other Manager at least two business days before the Subscription Agreement is intended to be signed.  At the same time the Lead Manager sends a copy of the Base Prospectus and Dealership Agreement to each other Manager which has not previously received these documents if so requested by any such Manager.  The Subscription Agreement and the Final Terms are agreed and executed and a copy of the Final Terms is sent by electronic communication to the Issuing and Paying Agent with a copy to the Issuing and Paying Agent which shall act as the Issuing and Paying Agent’s authorization (including, in the case of Floating Rate Covered Bonds, for the purposes of rate fixing) to carry out the duties to be carried out by it under these Operating and Administrative Procedures and the Agency Agreement including preparing and authenticating either (a) a Temporary Global Covered Bond for the Tranche of Covered Bonds which is to be purchased and, in the case of the first Tranche of a Series, where the applicable Final Terms do not specify that the Temporary Global Covered Bond is to be exchangeable only for Covered Bonds in definitive form, a Permanent Global Covered Bond for the Series or (b) if so specified in the applicable Final Terms, a Permanent Global Covered Bond for the Series, in each case giving details of the Covered Bonds.  The Issuing and Paying Agent forwards a copy of the signed Final Terms to the Common Depositary or the Common Service Provider, as the case may be.

Day	London time	Action

The Lead Manager instructs the Issuing and Paying Agent to obtain a common code and ISIN or, if relevant, a temporary common code and ISIN for the Covered Bonds from one of the ICSDs.

The Lead Manager delivers its allotment list to each of the ICSDs.

Issue Date minus 2	2.00 p.m.
Where permitted by applicable legislation or stock exchange rules, in the case of Covered Bonds which are to be listed on a Stock Exchange, the Issuing and Paying Agent notifies the relevant Stock Exchange and/or any other relevant authority, as the case may be, by electronic communication or by and of the details of the Covered Bonds to be issued by sending the Final terms to the relevant Stock Exchange and/or any other relevant authority, as the case may be.

If required by applicable legislation or stock exchange rules, the Issuer shall file the applicable Terms Document with the UK Listing Authority along with an application for admission to the Official List and the Issuing and Paying Agent shall file the applicable Terms Document with the London Stock Exchange, and, if permitted by applicable legislation or stock exchange rules, with the UK Listing Authority on behalf of the Issuer.

3.00 p.m.
In the case of Floating Rate Covered Bonds, the Issuing and Paying Agent notifies the ICSDs, the Issuer, (if applicable) the relevant Stock Exchange and any other relevant authority and the Lead Manager of the Rate of Interest for the first Interest Period (if already determined).  Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

No later than Issue Date minus 2	5.00 p.m.	The Lead Manager provides all necessary payment instructions and contact details to the ICSDs and to the Common Depositary or the Common Service Provider, as the case may be.

The timings set out below relate to a syndicated closing of Covered Bonds denominated in euro only.

Issue Date	10.00 a.m.
For Eurosystem-eligible Covered Bonds, the Issuing and Paying Agent instructs the conditional mark up of the issue outstanding amount of the Global Covered Bond to each ICSD through the Common Service Provider.

12.00 noon
The Issuing and Paying Agent prepares and authenticates a Temporary Global Covered Bond (and/or Registered Global Covered Bond, as applicable) for each Tranche of Covered Bonds which is to be purchased and/or, where required as specified above, a Permanent Global Covered Bond in respect of the relevant Series, in each case attaching the applicable Final Terms.

Each Global Covered Bond which is a CGCB is then delivered by the Issuing and Paying Agent to the Common Depositary.

Each Global Covered Bond which is a Eurosystem-eligible Covered Bond is then delivered by the Issuing and Paying Agent to the Common Safekeeper, together with an effectuation instruction, if applicable.

1.00 p.m.
In the case of each Global Covered Bond which is a Eurosystem-eligible Covered Bond, the Common Safekeeper confirms deposit and effectuation (if applicable)‡‡‡ of the Global Covered Bond to the Issuing and Paying Agent, the Common Service Provider and the ICSDs.

2.30 p.m.
The Lead Manager confirms that all conditions precedent in the Subscription Agreement and the Dealership Agreement have been satisfied and/or waived to the Common Depositary or the Common Service Provider, as the case may be, and, in the case of an issue of Eurosystem-eligible Covered Bonds, authorizes the Common Service Provider to relay the Issuing and Paying Agent’s mark up instruction to the ICSDs.

	3.00 p.m.	Payment is released to the Issuer by the Common Service Provider or the Common Depositary, as the case may be.

5.00 p.m.
In the case of an issue of Eurosystem-eligible Covered Bonds, the Common Service Provider relays the Issuing and Paying Agent’s instruction to mark up the issue outstanding amount of the Global Covered Bond to the ICSDs.

‡‡‡
This assumes that an effectuation authorization has been delivered by the issuer to the Common Safekeeper (ie. Euroclear or Clearsteam, Luxembourg) at the establishment or update of the programme.  If this is not the case, such an authorization should be delivered at least 2 business days prior to the closing of the first issue of Eurosystem-eligible Covered Bonds under the Programme.

In the case of an issue of CGCBs, the Common Depositary confirms deposit of the Global Covered Bond to the ICSDs.

According to ICSD settlement procedures
The ICSDs debit and credit accounts in accordance with instructions received from the Lead Manager and the allottees and, in the case of Eurosystem-eligible Covered Bonds, mark up their records appropriately.

On or subsequent to the Issue Date		The Issuing and Paying Agent notifies the Issuer of the issue of Covered Bonds giving details of the Global Covered Bond(s) and the nominal amount represented thereby.

The Issuing and Paying Agent confirms the issue of Covered Bonds to the relevant Stock Exchange and any other relevant authority.

The Issuing and Paying Agent forwards a copy of the signed Final Terms to each ICSD.

PART 2B

SETTLEMENT PROCEDURES FOR ISSUES OF REGISTERED COVERED BONDS CLOSED ON A SYNDICATED BASIS

Times set out below are London times and represent the latest time for taking the action concerned.  It is recommended that where possible the action concerned is taken in advance of these times.

In the case of issued Registered Covered Bonds (other than issues of Regulation S Global Covered Bond, Rule 144A Global Covered Bonds or U.S. Registered Covered Bonds closing through DTC), the settlement procedures set out below can be replaced in part, at the discretion of the Issuing and Paying Agent, by the settlement procedures set out in Annex 1 Part 2A. Such election will be made by the Issuing and Paying Agent and communicated by electronic means to the Issuer and the relevant Dealer(s).

Prior to launch

The Issuer and the Relevant Dealer(s) to determine (i) whether any supplemental Prospectus is required and whether any such supplement or the Base Prospectus needs to be passported to any additional host Member States or (ii) whether a Drawdown Prospectus is required to be approved by the Competent Authority and, if so, this will alter the timetable suggested below.

At or Shortly After Launch

The Issuer and the Relevant Dealer(s) discuss the timing of any due diligence telephone call that may be required.

Day	London time	Action

No later than Issue Date minus 10 (or such other number of days agreed between the Issuer, the Lead Manager, the Issuing and Paying Agent and the Registrar)
The Issuer may, subject to the execution of the Subscription Agreement referred to below, agree terms with a Dealer (which expression in this Part 2B includes any entity to be appointed as a dealer under the Subscription Agreement referred to below) (the “Lead Manager”) for the issue and purchase of Covered Bonds to be subscribed on a syndicated basis (whether pursuant to an unsolicited bid by such Lead Manager or pursuant to an enquiry by the Issuer).  The Lead Manager invites other Dealers (new or additional) approved by the Issuer to join an underwriting syndicate either on the basis of an invitation telex agreed between the Issuer and the Lead Manager or on the terms of the Final Terms referred to below and the Subscription Agreement.  The Lead Manager and such Dealers are together referred to as the “Managers”.

The Lead Manager instructs the Registrar and/or the Issuing and Paying Agent to obtain the necessary security identification numbers.  Each relevant number is notified by the Registrar and/or the Issuing and Paying Agent to the Issuer and the Lead Manager.

Day	London time	Action

The Issuer and the Lead Manager agree a form of Final Terms prepared by or on behalf of the Lead Manager which is submitted to the lawyers rendering a legal opinion in connection with the relevant issue for approval.  A draft Subscription Agreement is also prepared and agreed.  The Lead Manager sends a copy of the draft Subscription Agreement to each other Manager at least two full business days before the Subscription Agreement is intended to be signed.  At the same time the Lead Manager sends a copy of the Base Prospectus and the Dealership Agreement to each other Manager which has not previously received those documents if so requested by any such Manager. The Subscription Agreement and Final Terms are agreed and executed and a copy of the Final Terms is sent by electronic communication to the Issuing and Paying Agent and the Registrar which shall act as the Issuing and Paying Agent’s and the Registrar’s authorization (including, in the case of Floating Rate Covered Bonds, for the purposes of rate fixing) to carry out the duties to be carried out by it under these Operating and Administrative Procedures and the Agency Agreement including preparing, authenticating (and in the case of a Registered Global Covered Bond to be held under the NSS, sending effectuation instructions to the Common Safekeeper) and issuing one or more Registered Global Bonds and/or (in the case of an issue of Registered Covered Bonds to Institutional Accredited Investors pursuant to Section 4(2) of the Securities Act) one or more Definitive Covered Bonds for each Tranche of Covered Bonds which are to be purchased by the Managers, giving details of such Covered Bonds.

In the case of Registered Global Covered Bonds to be registered in the name of a nominee for DTC, each Manager notifies DTC of the participation accounts to be credited with interests in the Registered Global Covered Bond(s) to be issued.

No later than Issue Date minus 3	2.00 p.m.
Where permitted by applicable legislation or stock exchange rules, in the case of Covered Bonds which are to be listed on a Stock Exchange, the Issuing and Paying Agent notifies the relevant Stock Exchange and/or any other relevant authority, as the case may be, by electronic communication of the details of the Covered Bonds to be issued by sending the Final Terms to the relevant Stock Exchange and/or any other relevant authority, as the case may be.

5.00 p.m.
In the case of any Registered Global Covered Bonds to be registered in the name of a nominee for DTC, where the relevant Covered Bonds are denominated in U.S. dollars, the Lead Manager instructs DTC, subject to further instructions, on the Issue Date, to debit its account, or such accounts as it directs and pay the purchase price for those Covered Bonds to the Issuer’s account with the Closing Bank notified to DTC by the Lead Manager for such purpose.

In the case of any Registered Global Covered Bonds to be registered in the name of a nominee for DTC, where the relevant Covered Bonds are denominated in a Specified Currency other than U.S. dollars, the Lead Manager instructs its paying bank to pay the purchase price for those Covered Bonds to the account of the Issuer with the Closing Bank for value on the Issue Date.

No later than Issue Date minus 2	2.00 p.m.
If required by applicable legislation or stock exchange rules, the Issuer shall file the Terms Document with the UK Listing Authority along with an application for admission to the Official List and the Issuing and Paying Agent shall file the Terms Document with the London Stock Exchange, and, if permitted by applicable legislation or stock exchange rules, with the UK Listing Authority on behalf of the Issuer.

Day	London time	Action

3.00 p.m.
In the case of any Registered Global Covered Bonds to be registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg, the relevant Manager instructs Euroclear and/or Clearstream, Luxembourg to debit its account and pay the purchase price, against delivery of the relevant Covered Bonds, to the Issuing and Paying Agent’s account with Euroclear and/or Clearstream, Luxembourg on the Issue Date and the Issuing and Paying Agent receives details of the instructions through the records of Euroclear and/or Clearstream, Luxembourg.

In the case of Floating Rate Covered Bonds, the Issuing and Paying Agent notifies (as applicable) the Bond Trustee, the Registrar, the relevant clearing systems, the Issuer, (in the case of listed Covered Bonds) the relevant Stock Exchange and any other relevant authority and the Lead Manager by electronic communication of the Rate of Interest for the first Interest Period (if already determined).  Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

Issue Date minus 1 (in the case of pre-closed issues) or Issue date (in any other case) (the “Payment Instruction Date”)	agreed time
The Registrar prepares and authenticates the Registered Global Covered Bond(s) for each Tranche of Covered Bonds which is to be purchased. The conditions precedent in the Subscription Agreement and the Dealership Agreement are satisfied or waived. In the case of an issue of Registered Covered Bonds to Institutional Accredited Investors pursuant to Section 4(2) of the Securities Act, the Registrar prepares the Definitive Registered Covered Bonds (in an appropriate quantity) by attaching the applicable Final Terms to a copy of the applicable master Definitive Registered Covered Bond(s) and authenticates the same.  The Registrar, in the case of an issue of Registered Bonds pursuant to Section 4(2) of the Securities Act, ensures that it collects from the investor(s) an institutional accredited investor representation letter in the appropriate form. The Registrar enters details of the principal amount of the Covered Bonds to be issued and the registered holder(s) of such Covered Bonds in the Register (and in the case of Registered Global Covered Bonds to be held under the NSS, instructions to the ICSDs to reflect such details in their records).

Each Registered Global Note registered in the name of a nominee for DTC is then delivered by, or on behalf of, the Registrar to a custodian for DTC to credit the principal amount of the relevant Covered Bonds to the appropriate participants’ accounts of DTC previously notified by the relevant Manager and each Registered Global Covered Bond registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg is then delivered to the common depositary for Euroclear and Clearstream, Luxembourg and instructions are given by the Issuing and Paying Agent to Euroclear or, as the case may be, Clearstream, Luxembourg to credit the Covered Bonds represented by the relevant Global Covered Bond to the Issuing and Paying Agent’s distribution account.

Issue Date:
The Lead Manager instructs DTC to credit the interests in any Global Covered Bond(s) registered in the name of a nominee for DTC to such participation accounts as have previously been notified to DTC. The Issuing and Paying Agent further instructs Euroclear or, as the case may be, Clearstream, Luxembourg to debit from the distribution account the principal amount of any Global Covered Bonds registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg or a nominee of the Common Safekeeper and to credit that nominal amount to the account of the relevant Manager with Euroclear or Clearstream, Luxembourg against payment to the account of the Issuing and Paying Agent of the purchase price for those Covered Bonds for value on the Issue Date. The relevant Manager gives corresponding instructions to Euroclear or Clearstream, Luxembourg.

Day	London time	Action

The relevant clearing systems debit (if applicable) and credit accounts in accordance with instructions received by them.

The Closing Bank receives payment  for the account of the Issuer and for value on the Issue Date of the aggregate amount paid to it by DTC or, as the case may be, the Lead Manager through its paying bank in respect of any Global Covered Bonds registered in the name of a nominee for DTC. The Issuing and Paying Agent pays to the Issuer for value on the Issue Date the aggregate purchase moneys received by it in respect of any Global Covered Bonds registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg (or in the case of a Registered Global Covered Bond to be held under the NSS, a nominee for the Common Safekeeper) to the account of the Issuer previously notified to the Issuing and Paying Agent for the purpose.

On or subsequent to the Issue Date:
If so requested, the Registrar notifies the Issuer and the Issuing and Paying Agent of the issue of Covered Bonds giving details of each Registered Global Covered Bond and the principal amount represented thereby.

The Issuing and Paying Agent confirms the issue of Covered Bonds to the relevant Stock Exchange and any other relevant authority.

Each other Manager which has purchased Covered Bonds notifies the Lead Manager when the distribution of the Covered Bonds purchased by it has been completed. The Lead Manager promptly notifies the Issuing and Paying Agent upon completion of the distribution of the Covered Bonds of the relevant Tranche. The Issuing and Paying Agent promptly notifies the Issuer, the Registrar, the Bond Trustee, the Lead Manager, Euroclear and Clearstream, Luxembourg, of the date of the end of the Distribution Compliance Period with respect to the relevant Tranche of Covered Bonds.

Explanatory Notes to Annex I

1.1	Each day is a day on which banks and foreign exchange markets are open for business in London, counted in reverse order from the proposed Issue Date.

1.2	The Issue Date must be a Business Day. For the purposes of this Memorandum, “Business Day” means a day which is:

(a)
a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and any other place as is specified in the applicable Final Terms as a Business Centre;

(b)
either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London or any Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) or (ii) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) system is open; and

(c)	a day on which the ICSDs and any other relevant clearing system are open for general business.

1.3
The Final Terms for all Covered Bonds other than Exempt Covered Bonds may only contain terms and information contemplated by the Base Prospectus and forms of Final Terms contained in it.  If any additional final terms or information are to be included in the applicable Final Terms in relation to any Covered Bonds which are to be admitted to trading on a Regulated Market and/or publicly offered in the EEA, it must be considered whether such terms or information constitute "significant new factors" and consequently trigger the need for a supplement to the Base Prospectus under Article 16 of the Prospectus Directive or a Drawdown Prospectus or Securities Note. If none of these are considered to be appropriate, an updated Base Prospectus disclosing such terms or information will be required.  In all such cases, the timings in this Annex 1 will change as the relevant authority will need to approve either (i) a supplement or Drawdown Prospectus or Securities Note or (ii) an updated Base Prospectus, each of which can take a significant amount of time.

SCHEDULE 9

Form of Effectuation and Disposal Authorization

Royal Bank of Canada
Royal Bank Plaza
200 Bay Street
8th Floor, South Tower
Toronto, Ontario
Canada M5J 2J5

Toronto, Canada, October 25, 2007

To:          Euroclear Bank SA/NV
New Issues Department
1 Boulevard du Roi Albert II
B-1210 Brussels, Belgium

Ladies and Gentlemen,

Royal Bank of Canada
€23,000,000,000
Global Covered Bond Programme

Unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership
(a limited partnership formed under the laws of Ontario)
(the “Programme”) (Programme numbers 9326 and 9333)

With respect to each global covered bond representing securities issued under the Programme received from time to time by Euroclear Bank SA/NV (the “CSK”) from ourselves or any agent acting on our behalf (each a “Global Covered Bond”), we hereby authorize and instruct the CSK to:

(i)
act as our agent with respect to the effectuation of each Global Covered Bond and, as such, sign each Global Covered Bond as the final act making such covered bond a valid security in accordance with the terms of such Global Covered Bond; and

(ii)
destroy each Global Covered Bond in accordance with the normal procedures of the CSK upon maturity and final redemption (or, in the case of each temporary global covered bond, full exchange for the relative permanent global covered bond) of such Global Covered Bond.

We expressly authorize the CSK to sub-delegate the effectuation authorization set out in paragraph 1 above to any other party acting for such CSK.

Very truly yours,

On behalf of Royal Bank of Canada

By:           [Signature of Authorized Officer of Issuer]

[Print Name]
[Street Address]
[City]
[Country]
[Postal Code]
[Phone Number]

By:           [Signature of Authorized Officer of Issuer]

[Print Name]
[Street Address]
[City]
[Country]
[Postal Code]
[Phone Number]